Exhibit 1.1
Execution Version
555,555,555 SHARES
SPACE EXPLORATION TECHNOLOGIES CORP.
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE
UNDERWRITING AGREEMENT
June 11, 2026

June 11, 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Deutsche Bank Aktiengesellschaft
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
c/o Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Ladies and Gentlemen:
Space Exploration Technologies Corp., a Texas corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 555,555,555 shares of its Class A Common Stock (as defined below), as set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 83,333,333 shares of its Class A common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that Goldman Sachs & Co. LLC (“Goldman Sachs”), Morgan Stanley & Co. LLC (“Morgan Stanley”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citi”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as “Class A Common Stock” and, together with the Company’s Class B common stock, par value $0.001 per share, and Class C common stock, par value $0.001 per share, as the “Common Stock.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-296070), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “U.S. Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “U.S. Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “U.S. Preliminary Prospectus” shall mean each prospectus used prior to the effectiveness of the U.S. Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness, and prior to the execution and delivery of this Agreement, “U.S. Time of Sale Prospectus” means the U.S. Preliminary Prospectus contained in the U.S. Registration Statement at the time of its effectiveness together with the documents and pricing term sheet and the free writing prospectuses, if any, set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. The term “Time of Sale” means 2:45 p.m., New York City time, on June 11, 2026.
The offering contemplated by this Agreement includes, in addition to the offering in the United States, (i) a public offering without listing of the Shares in Japan as described in Schedule V, (ii) a public offering without listing of the Shares in Canada as described in Schedule VI, (iii) a public offering of the European Retail Shares (as defined in Schedule VII hereto), which are included in the Shares, in each of the Federal Republic of Germany, the Kingdom of Denmark, the French Republic, the Netherlands, the

Kingdom of Norway, the Kingdom of Spain and Sweden without admission to trading on a regulated market or an SME growth market (each within the meaning of the EU Prospectus Regulation (as defined below)) and a public offering of the European Retail Shares in Switzerland without admission to trading on a Swiss trading venue, each as described in Schedule VII, (iv) an offering of the Shares to persons in Australia under an Australian Prospectus (as defined below) and without admission to trading on the Australian Securities Exchange, as described in Schedule VIII, and (v) a public offering of the Shares (including in the form of DIs (as defined below)) in the United Kingdom without admission to trading on a regulated market or primary MTF (as such terms are defined in Regulation 3 of The Public Offers and Admissions to Trading Regulations 2024) and without publication of a prospectus in the United Kingdom, as described in Schedule IX.
Morgan Stanley (the “U.S. Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to certain employees and certain other individuals designated by the Company (collectively, the “U.S. Participants”), as set forth in each of the U.S. Time of Sale Prospectus and the U.S. Prospectus under the heading “Underwriting” (the “U.S. Directed Share Program”). The U.S. Directed Share Underwriter, along with RBC Capital Markets, LLC, UBS Securities LLC, Mizuho Securities USA LLC, Macquarie Capital (USA) Inc. and ING Financial Markets LLC (collectively, the “International Directed Share Underwriters” and, together with the U.S. Directed Share Underwriter, the “Directed Share Underwriters”), have also agreed to reserve a portion of the Shares to be purchased by them under this Agreement for sale to certain employees and certain other individuals designated by the Company (collectively, the “International Participants” and, together with the U.S. Participants, the “Participants”), as set forth in each of the U.S. Time of Sale Prospectus and the U.S. Prospectus under the heading “Underwriting” (the “International Directed Share Program” and, together with the U.S. Directed Share Program, the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriters and their respective affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not confirmed for purchase by any Participant by 7:00 a.m. Eastern Time on the business day after this Agreement is executed will be offered to the public by the Underwriters as set forth in the U.S. Prospectus. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and Morgan Stanley Smith Barney LLC.
1.    Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)    The U.S. Registration Statement has become effective; no stop order suspending the effectiveness of the U.S. Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)    The U.S. Registration Statement complies, and the U.S. Prospectus and any further amendments or supplements to the U.S. Registration Statement and the U.S. Prospectus will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(c)    (i) The U.S. Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the U.S. Time of Sale Prospectus did not, as of the Time of Sale, and will not, at the time of each sale of the Shares in connection with the offering when the U.S. Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) each broadly available road show, if any, did not conflict with the U.S. Time of Sale Prospectus and, when considered together with the U.S. Time of Sale Prospectus, did not, as of the Time of Sale, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the U.S. Prospectus, as of its date, will not include and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the U.S. Registration Statement, the U.S. Time of Sale Prospectus or the U.S. Prospectus based upon Underwriter Information (as defined in Section 8(b) of this Agreement).
(d)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(e)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “material adverse effect”).
(f)    Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each such significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under the relevant law) and are owned directly or indirectly by the Company and free and clear of all liens (other than liens for taxes not yet due and payable or for taxes being contested in good faith and for which adequate reserves have been established), encumbrances, equities or adverse claims, except for (i) those arising out of, under, or in connection with applicable securities laws, (ii) restrictions on transfer, hypothecation, or similar actions contained in any applicable organizational documents, and (iii) those arising in the ordinary course of business. The subsidiaries of the Company that are, individually, not a “significant subsidiary” would, collectively, not constitute a “significant subsidiary.”

(g)    This Agreement has been duly authorized, executed and delivered by the Company.
(h)    As of the Closing Date, the authorized capital stock of the Company will conform in all material respects as to legal matters to the description thereof contained in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus.
(i)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(j)    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived or satisfied.
(k)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with or result in a breach or violation of (i) the Certificate of Formation of the Company, dated as of February 14, 2024 (as amended from time to time prior to the date hereof, the “Certificate of Formation”), or the Amended and Restated Bylaws of the Company, dated as of December 4, 2025 (as amended from time to time prior to the date hereof, the “Bylaws”), (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any statute, rule or regulation or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the cases of clauses (ii) and (iii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have previously been obtained or waived or as may be required by the securities or Blue Sky laws of the various states, foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), in connection with the offer and sale of the Shares.
(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Time of Sale Prospectus.
(m)    Since January 1, 2023, except as otherwise disclosed in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus,

there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(n)    There are no legal, governmental or regulatory investigations, actions, suits, arbitrations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) accurately described in all material respects in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, and (ii) that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement. There are no legal or governmental proceedings that are required to be described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries are bound that are required to be described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus or to be filed as exhibits to the U.S. Registration Statement that are not so described in all material respects or filed as required.
(o)    Each U.S. Preliminary Prospectus filed as part of the U.S. Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(p)    The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described each of the U.S. Time of Sale Prospectus and in the U.S. Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(q)    (i) The Company and each of its subsidiaries, taken as a whole, (A) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, judgments and orders relating to the protection of human health and safety or the environment, including laws and regulations relating to the release or threatened release of, or exposure to, any chemical, substance, material or waste that is regulated or defined as hazardous, toxic or radioactive, or as a pollutant or contaminant, or words of similar meaning, in or under any law or regulation (any such laws or regulations collectively, “Environmental Laws”), and have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and are in compliance with all terms and conditions of any such permit, license or approval, (B) have not received written notice of any actual or potential liability or obligation of, or violation by, the Company or its subsidiaries under any

Environmental Laws, (C) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (D) are not a party to any written order, decree or agreement that imposes any obligation or liability under any Environmental Law, except in each case of this clause (i) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) except as described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; and (iii) except as otherwise disclosed in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, the Company is not aware of any costs or liabilities associated with Environmental Laws, that would reasonably be expected to have a material effect on the Company and its subsidiaries, taken as a whole.
(r)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such person’s securities with the Shares registered pursuant to the U.S. Registration Statement that have not been complied with or waived.
(s)    Neither the Company nor any of its subsidiaries or directly controlled affiliates (“controlled affiliates”), nor any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(t)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).
(u)    (i) None of the Company, any of its subsidiaries, any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is majority owned or controlled by one or more Persons that are:
(A)    the subject of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other applicable sanctions authority (collectively, “Sanctions”), or
(B)    located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea, collectively referred to as the “Sanctioned Countries”).
(ii)    The Company and each of its subsidiaries (A) have not since April 24, 2019, directly or knowingly indirectly engaged in, (B) are not now directly or knowingly indirectly engaged in, and (C) will not directly or knowingly indirectly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or with, in or involving any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions.
(v)    The Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions except to the extent permitted for a Person required to comply with Sanctions;
(ii)    to fund or facilitate any money laundering or terrorist financing activities, as defined in the Anti-Money Laundering Laws; or
(iii)    in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(w)    The Company and its subsidiaries have, in the past three (3) years, with respect to applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and since April 24, 2019, with respect to applicable Sanctions, conducted their businesses in compliance with applicable Sanctions and in material compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the Company’s knowledge, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(x)    The Company will not, and will not cause any of its subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”), or (b) engage, directly or indirectly, in (i) a “prohibited transaction,” as defined in the Outbound Investment Rules, (ii) with respect to any subsidiary of the Company that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “prohibited transaction,” as defined in the Outbound Investment Rules, if such subsidiary were a U.S. Person, or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
(y)    The Company and each of its subsidiaries have good and marketable fee simple title to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except for (i) those that do not materially impair the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(z)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) each data center owned, leased or operated by the Company or its subsidiaries that is used or intended to be used in the Company’s or its subsidiaries’ businesses for artificial intelligence compute infrastructure purposes (together with any related infrastructure and/or co-generation facilities, each, a “Data Center”) and that is operational as of the date hereof operates in all material respects in conformance with such Data Center’s design specifications and contracted requirements and applicable legal requirements; and (ii) each completed Data Center has sources of primary power and backup power sufficient to permit such Data Center to maintain critical IT load to operate such Data Center as intended in all material respects, including in the event of temporary utility power interruptions.
(aa)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or have a valid right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), technology, domain names, trademarks, service marks and trade names, together with the goodwill associated therewith (collectively, “Intellectual Property Rights”) used in or otherwise reasonably necessary to the conduct of, their respective businesses as currently conducted (“Company IP”) (provided that this clause (i) shall not be deemed a representation or warranty of non-infringement, which is covered solely by clause (v)); (ii) the Intellectual Property Rights owned by the Company or any of its subsidiaries are subsisting and, to the Company’s knowledge, valid and enforceable, and, except as otherwise disclosed in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Company IP; (iii) neither the Company nor any of its subsidiaries has received any written notice in the past three (3) years (and, with respect to patents, in the past six (6) years) alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has in the past three (3) years (and, with respect to patents, in the past six (6) years) infringed, misappropriated or otherwise violated, any Company IP; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has in the past three (3) years (and, with respect to patents, in the past six (6) years) infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights; (vi) all employees and contractors engaged in the development of Intellectual Property Rights for or on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used in the past three (3) years, commercially reasonable efforts to maintain and protect the confidentiality of all material proprietary information intended to be maintained as a trade secret.
(bb)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, none of the Company nor any of its subsidiaries develop, use or distribute any software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in any manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (ii) any software code or other technology owned by the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form to any third party, (B) licensed for the purpose of making derivative works or (C) redistributed at no charge; provided that, this representation does not apply to any software or other materials that the Company or any of its subsidiaries has intentionally released or distributed under an open source or similar license.
(cc)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have in the past three (3) years complied, and are presently in compliance with, all externally published privacy policies, contractual obligations, binding industry standards, applicable laws, statutes, judgments, orders or rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, where binding upon the Company and its subsidiaries, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company or any of its subsidiaries of personal data or personal information (such data or information, “Personal Data”) (collectively, the “Data Security Obligations”); (ii) in the past three (3) years, the Company and its subsidiaries have not received any written notification or written complaint alleging, and are unaware of any other facts that, singly or in the aggregate, would reasonably indicate, non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there is no action, investigation, inquiry, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries.
(dd)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company’s and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology and confidential or sensitive data stored therein (including Personal Data) used in connection with the operation of the Company’s and its subsidiaries’ respective businesses (“IT Systems and Data”) operate and perform as required for the operation of the respective businesses of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of bugs, errors, defects, Trojan horses, time bombs, malware or other corruptants; (ii) the Company and each of its subsidiaries have in the past three (3) years taken commercially reasonable technical and organizational measures designed to protect the IT Systems and Data against unlawful breach, destruction, loss, distribution, disclosure, use, access, disablement, misappropriation, modification or other compromise (“Breach”); and (iii) in the past three (3) years, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any such Breach.
(ee)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have (i) taken all steps required by Data Security Obligations in order to collect and use, without any violation of Data Security Obligations, any data or content (including text, numbers, images, photos, graphics, video, audio, or computer code) that has been used by the Company or its subsidiaries to develop, test or improve any AI Technology (any such data or content, collectively, “AI Inputs”) in the conduct of the respective businesses of the Company and its subsidiaries (including as needed to use AI Inputs to develop, train, refine, fine tune, distill, test or improve the AI Technologies of the Company and its subsidiaries), (ii) complied with all applicable and enforceable use restrictions and other requirements of any license or other contract (including any website terms of use or terms of service) governing the collection and use of such AI Inputs by the Company or any of its subsidiaries, and (iii) not used any AI Technologies in a manner that adversely affects the ownership, validity or enforceability of any Company IP that the Company or any of its subsidiaries intended to own or would have owned if created without the use of such AI Technology. “AI Technology” means any machine based techniques and technologies that can mimic human intelligence or infer from any input received how to generate outputs such as predictions, content, recommendations or decisions that may influence physical or virtual environments, including, to the extent they meet the foregoing criteria, (1) deep learning, machine learning, natural language processing, large language models, automation and other artificial intelligence technologies and (2) software or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering), reinforcement learning or related computational methods.
(ff)    Neither the Company nor its subsidiaries has, in the past three (3) years, had any material labor disputes and none currently exists or is threatened.

(gg)    The Company and its subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), in all material respects. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan and no Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA. To the Company’s knowledge, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.
(hh)    The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as the Company believes are prudent in the businesses in which they are currently engaged, except where the failure to be insured would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ii)    The Company and its subsidiaries are in compliance in all material respects with all applicable laws, regulations or other requirements of the United

States Federal Aviation Administration applicable to commercial rocket launches and reentries (collectively, the “Launch Services Laws”), and neither the Company nor any of its subsidiaries has received any notice of a failure to comply with applicable Launch Services Laws, except for any such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(jj)    Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) neither the Company nor any of its subsidiaries are in breach of or default under any current Government Contract (as defined below), and, to the Company’s knowledge, no event has occurred which would constitute such a breach or default by the Company or any of its subsidiaries; (ii) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including the Federal Acquisition Regulation (“FAR”), FAR and FAR agency supplement cost principles, Service Contract Act of 1963, as amended (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates), the Truthful Cost and Pricing Data Act, the Procurement Integrity Act and the Anti-Kickback Act, where and as applicable to each current Government Contract or Government Bid (as defined below); (iii) no reasonable basis exists to give rise to a claim for fraud (as such concept is defined under the laws of the United States) in connection with any Government Contract under the False Claims Act; and (iv) no current Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Authority. Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have not (i) been the subject or target of any audit (other than pre-award, post-award or indirect rate audits by the Defense Contract Audit Agency or the Defense Contract Management Agency or other Governmental Authorities performing a similar function in the ordinary course of business), subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid, nor (ii) made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged material irregularity, misstatement, noncompliance or omission arising under or relating to a Government Contract or Government Bid. The Company and its subsidiaries are not (i) debarred or suspended from participation in, or the award of, contracts with any Governmental Authority, nor (ii) the subject of any debarment or suspension inquiry. As used in this Section 1(jj): “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body; “Government Bid” means any outstanding quotation, bid or proposal by the Company that, if accepted or awarded, would lead to a Government Contract; and “Government Contract” means any contract, including any purchase order or other transaction authority agreement, entered into between the Company and (A) any Governmental Authority; (B) any prime contractor to any Governmental

Authority (in its capacity as such); or (C) any subcontractor (of any tier) with respect to any contract described in clauses (A) and (B).
(kk)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ll)    The financial statements included in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(mm)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(nn)    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the U.S. Registration Statement and included in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(oo)    The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) (as defined in Rule 13(a)-15(f) under the Exchange Act) and (y) any change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(pp)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to comply with the requirements of the Exchange Act, as applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(qq)    The U.S. Time of Sale Prospectus and the U.S. Prospectus and any U.S. Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any laws or regulations of foreign jurisdictions applicable to the Directed Share Program, to the extent the U.S. Time of Sale Prospectus, the U.S. Prospectus or any U.S. Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in such foreign jurisdiction in connection with the Directed Share Program.
(rr)    No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
(ss)    The Company has not offered, or caused any of the Directed Share Underwriters or any Directed Share Underwriter Entity (as defined in Section 9) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(tt)    The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(uu)    As of the time of each sale of the Shares in connection with the offering when the U.S. Prospectus is not yet available to prospective purchasers, none of (i) the U.S. Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the U.S. Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the U.S. Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information.
(vv)    The statements set forth in the U.S. Time of Sale Prospectus and the U.S. Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of Common Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock,” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information.

(ww)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xx)    There are no debt securities issued by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Exchange Act.
(yy)    The holders of shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock that have not delivered executed lock-up agreements (as described in Section 6(o)) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of such holder’s securities during the Restricted Period (as defined below) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement in the form set forth in Exhibit A hereto.
2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $134.10 a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 83,333,333 Additional Shares at the Public Offering Price (as defined below); provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
3.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the U.S. Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $135.00 a share (the “Public Offering Price”).
The Company is further advised that the Shares are to be offered to the public as further described in Schedules V-IX hereto.
4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 6:00 a.m., New York City time, on June 15, 2026, or at such other time on the same or such other date, not later than June 22, 2026, as shall be designated in writing by the Company and the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 6:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 24, 2026, as shall be designated in writing by Goldman Sachs.
The Shares shall be registered in such names and in such denominations as Goldman Sachs shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to Goldman Sachs on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price and the Public Offering Price, respectively, therefor.
Payment and delivery of the Shares shall be further conducted in the manners described in Schedules V-IX hereto.

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the U.S. Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    no order suspending the effectiveness of the U.S. Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the U.S. Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) through 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement and in each of Schedules V-IX are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(d)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and (d) above, Gibson, Dunn & Crutcher LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinion of Gibson, Dunn & Crutcher LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(e)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(f)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and shareholder of the Company listed on Schedule IV hereto, substantially in the form set forth in Exhibit A hereto.
(g)    The Shares shall have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) and Nasdaq Texas, LLC (“Nasdaq Texas”), each subject only to official notice of issuance.
(h)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following, or waiver thereof to the reasonable satisfaction of the Representatives:
(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;
(ii)    an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Option Closing

Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii)    an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iv)    a letter dated the Option Closing Date from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and
(v)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
6.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish to the Representatives upon written request, without charge, conformed copies of the U.S. Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the U.S. Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the U.S. Time of Sale Prospectus, the U.S. Prospectus and any supplements and amendments thereto or to the U.S. Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the U.S. Registration Statement, the U.S. Time of Sale Prospectus or the U.S. Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To prepare and file with the Commission pursuant to Rule 424(b), as promptly as possible and in any event no later than the Closing, the U.S.

Prospectus setting forth the amount of Shares covered thereby, and the terms thereof not otherwise specified in the U.S. Preliminary Prospectus.
(d)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(f)    If the U.S. Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the U.S. Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the U.S. Time of Sale Prospectus conflicts with the information contained in the U.S. Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the U.S. Time of Sale Prospectus so that the statements in the U.S. Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the U.S. Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the U.S. Registration Statement, or so that the U.S. Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(g)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the

Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the U.S. Prospectus, as amended or supplemented, will comply with applicable law.
(h)    If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, that would subject it to taxation in any jurisdiction where it is not now so subject, that would require it to list the Shares on any securities exchange other than Nasdaq or Nasdaq Texas, or that would subject it to ongoing reporting requirements (other than Japan and Canada).
(i)    To make generally available (which may be satisfied by successfully filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(j)    To comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
(k)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any transfer or other taxes payable in connection therewith, (ii) the costs incident to the preparation, printing, translation and filing under the Securities Act of the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus, the U.S. Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, (iv) the costs of preparing, printing or distributing any Blue Sky, World Sky or similar Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and laws of non-U.S. jurisdictions, the costs incurred by the Company in connection with the registration or qualification, marketing and sale of the Shares under the laws of such jurisdictions as the Representatives may designate, and the costs incurred by the Company incident to the preparation, printing, translation and filing of any and all documents necessary (and any amendments and supplements thereto) to consummate the Japanese POWL, Canadian Offering, European Offering, Australian Offering and the UK Offering, as applicable, and the distribution thereof, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the aggregate amount payable by the Company with respect to fees and expenses of counsel to the Underwriters pursuant to clause (v) shall not, in the aggregate, exceed $200,000), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to Class A Common Stock and all costs and expenses incident to listing the Shares on Nasdaq and Nasdaq Texas, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty (50) percent of the cost of any aircraft chartered in connection with the road show (with the remaining fifty (50) percent of such costs to be paid by the Underwriters), (x) the document production charges and expenses associated with printing this Agreement, (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program (provided that the aggregate amount payable by the Company with respect to such fees and expenses of counsel under this clause (xi) shall not exceed $350,000) and stamp duties or similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program (other than any refundable stock transfer tax imposed by the State of New York), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(l)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)     During the Restricted Period, the Company will not, without the prior written consent of Goldman Sachs, in its sole discretion, release, waive or amend any lock-up, market standoff or similar restrictions applicable to its employees, officers, directors or shareholders; provided that such prior written consent shall not be required for any such releases, waivers or amendments that occur on terms described in the U.S. Time of Sale Prospectus. For the avoidance of doubt, it is understood that the Company will enforce these lock-up, market standoff or similar restrictions, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions described in the U.S. Time of Sale Prospectus.
(n)    The Company will apply the net proceeds from the sale of the Shares as described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus under the heading “Use of Proceeds.”
(o)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the U.S. Prospectus (the Restricted Period”), the Company also covenants with each Underwriter that, without the prior written consent of Goldman Sachs, it will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to do any of the foregoing (provided that, should the Company make a confidential submission to the Commission, it shall notify Goldman Sachs of such submission), or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement). For purposes of this section, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise (including any net exercise) of an option or warrant, the vesting and settlement (including any net settlement) of restricted stock units or similar equity awards or the reclassification or conversion of a security, in each case outstanding on the date hereof and identified in the U.S. Time of Sale Prospectus or the U.S. Prospectus, (c) the grant or issuance by the Company, or exercise or settlement (in cash, shares of Common Stock or otherwise), of options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock awards or any other type of equity award or arrangement to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the U.S. Time of Sale Prospectus or the U.S. Prospectus or the issuance by the Company of Common Stock pursuant to an employee stock purchase plan of the Company described in the U.S. Time of Sale Prospectus or the U.S. Prospectus, (d) the filing by the Company of one or more registration statements with the Commission on Form S-8 or any successor form thereto with respect to any of the employee benefit plans described in the U.S. Time of Sale Prospectus or the U.S. Prospectus, (e) the establishment or amendment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period (except to the extent otherwise allowed pursuant to the terms of the form of lock-up agreement attached as Exhibit A hereto) and (ii), to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by, the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during any lock-up period to which such shareholder, officer or director is bound, (f) sales of Common Stock on behalf of an employee of the Company to satisfy the withholding taxes payable upon the vesting, exercise or settlement of such employee’s equity awards pursuant to employee benefit plans described in the U.S. Time of Sale Prospectus or the U.S. Prospectus, or (g) the sale, exchange, or issuance of, or entry into an agreement to sell, exchange, or issue, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, options, restricted stock, restricted stock units, or warrants) in connection with any acquisition of the equity interests or assets of any person, the acquisition by the Company or its subsidiary by any means of any license, right to use, business, properties, assets, products, technologies or person, in one or a series of transactions (whether by means of merger, stock or equity purchase, asset purchase or otherwise), including pursuant to an employee benefit plan assumed by the Company in connection with such transaction, or in connection with joint ventures, commercial relationships or other strategic or collaborative corporate transactions or alliances, or any announcement or filing of a registration statement related thereto.
If Goldman Sachs, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in this Section 6(o) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.
(p)    The Company will use its best efforts to effect and maintain the listing of the Shares on Nasdaq and Nasdaq Texas.
7.    Representations and Covenants of the Underwriters.
(a)    Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
(b)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, and each Underwriter has not distributed or authorized any other person to distribute, and will not distribute or authorize any other person to distribute, any Written Testing-the-Waters Communication other than those listed on Schedule III hereto, in each case other than with the prior written consent or authorization of the Company.
8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective employees from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement or any amendment thereof, any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the U.S. Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the U.S. Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus, any issuer free writing prospectus, road show or the U.S. Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”; the information contained in the eighth paragraph under the caption “Underwriting”; and the information contained in the first sentence of the twentieth paragraph under the caption “Underwriting” (the “Underwriter Information”).
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii)  if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions and discounts but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the U.S. Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter or their respective employees or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.    Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Directed Share Underwriters, each person, if any, who controls the Directed Share Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each employee of the Directed Share Underwriters and their affiliates, and each affiliate of the Directed Share Underwriters within the meaning of Rule 405 of the Securities Act (the “Directed Share Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.
(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Directed Share Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. Any such separate firm for the Directed Share Underwriter Entities shall be designated in writing by the Directed Share Underwriters. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Directed Share Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Directed Share Underwriters, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding.
(c)    To the extent the indemnification provided for in Section 9(a) is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)    The Company and the Directed Share Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)    The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
10.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities (v) a material adverse change in national or international financial, political, or economic conditions which has a material adverse impact on the financial markets in the United States, or (vi) there shall have occurred any outbreak or escalation of hostilities, the declaration of a national emergency or war, any acts of terrorism, or any change in financial markets or any calamity or crisis that, in the Representatives’ reasonable judgment, is material and adverse and which, singly or together with any other event specified in clauses (v) or (vi), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the U.S. Time of Sale Prospectus or the U.S. Prospectus.

11.    Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, each of the parties hereby agrees that (i) each of Goldman Sachs Canada Inc., Goldman Sachs Bank Europe SE, Morgan Stanley Canada Limited, Morgan Stanley Europe SE, Merrill Lynch Canada Inc., BofA Securities Europe SA, Citigroup Global Markets Canada Inc., Citigroup Global Markets Europe AG, J.P. Morgan Securities Canada Inc., J.P. Morgan SE, Barclays Capital Inc., Barclays Capital Canada Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, RBC Dominion Securities Inc., UBS Securities LLC, UBS AG, UBS Securities Canada Inc., Wells Fargo Securities, LLC, Wells Fargo Securities Canada, Ltd., Banco BTG Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset Securities Co., Ltd., Mizuho Securities USA LLC, Mizuho Securities Canada Inc., Santander US Capital Markets LLC, Banco Santander, S.A., Cantor Fitzgerald & Co., Cantor Fitzgerald Canada Corporation, Needham & Company, LLC, Raymond James & Associates, Inc., Raymond James Ltd., SG Americas Securities, LLC, Société Générale, Société Générale Capital Canada Inc., Stifel, Nicolaus & Company, Incorporated, Stifel Nicolaus Canada Inc. and William Blair & Company, L.L.C. is an intended third party beneficiary of all provisions of this Agreement, and has the right to enforce the provisions of this Agreement as if it was a party to this Agreement as an Underwriter, and (ii) the Australian Coordinator (as defined in Schedule VIII) is an intended third party beneficiary of certain provisions in Schedule VIII (as outlined in that Schedule), and has the right to enforce those provisions in Schedule VIII as if the Australian Coordinator was a party to this Agreement.
12.    Acknowledgement and Consent to Bail-In of European Economic Area Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant

Underwriter(s) or another person (and the issue to or conferral on the Company of such shares, securities or obligations);
(iii)    the cancellation of the BRRD Liability;
(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(b)    the variation of the terms of this Agreement, or any other agreements or arrangements hereunder as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(c)    For the purposes of this Section 12:
“Bail-in Legislation” means, in relation to a member state of the European Economic Area, which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, including by Directive 2019/879/EU of May 20, 2019;
“BRRD Liability” means a liability under this Agreement in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.
(d)    No repayment or payment of any BRRD Liability will become due and payable or be paid after the exercise of any bail-in power or taking of any other resolution action by the relevant resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the U.S. Registration Statement, in the U.S. Time of Sale Prospectus, in the U.S. Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, and not as a result of the default by the Underwriters or the occurrence of any of the events set forth in Section 10(i), (iv), (v) or (vi), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters (and their affiliates) in connection with this Agreement or the offering contemplated hereunder.
14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus, the U.S. Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
15.    Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.    Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
17.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
18.    Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
20.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Goldman Sachs at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, attention: Registration Department, email: registration-syndops@ny.email.gs.com, facsimile: (212) 902-9316; Morgan Stanley at Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, attention: Investment Banking Division, facsimile: (212) 507-8999; BofA at BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention: Syndicate Department, email: dg.ecm_execution_services@bofa.com, with a copy to: ECM Legal, dg.ecm_legal@bofa.com; Citi at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention: General Counsel, facsimile: (646)-291-1469; or to J.P. Morgan at J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, attention: Equity Syndicate Desk, facsimile: (212) 622-8358; and if to the Company shall be delivered, mailed or sent to the addresses of the Company set forth on the cover of the U.S. Registration Statement.
[Signature Pages Follow]

Very truly yours,

SPACE EXPLORATION TECHNOLOGIES CORP.

By:	/s/ Bret Johnsen
Name: Bret Johnsen
Title: Chief Financial Officer
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC MORGAN STANLEY & CO. LLC BOFA SECURITIES, INC. CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Danielle Freeman
Name: Danielle Freeman
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Rizvan Dhalla
Name: Rizvan Dhalla
Title: Managing Director

By:	BOFA SECURITIES, INC.

By:	/s/ Cary H. Thompson
Name: Cary H. Thompson
Title: Executive Vice Chairman

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sameer Garg
Name: Sameer Garg
Title: Managing Director
[Signature Page to the Underwriting Agreement]

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Olivia Sem
Name: Olivia Sem
Title: Vice President

By:	DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Michael Kintz
Name: Michael Kintz
Title: Director

By:	/s/ Patrick Treffinger
Name: Patrick Treffinger
Title: Director
[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Goldman Sachs & Co. LLC(1)	111,111,111
Morgan Stanley & Co. LLC(2)	111,111,111
BofA Securities, Inc.(3)	83,333,333
Citigroup Global Markets Inc.(4)	83,333,333
J.P. Morgan Securities LLC(5)	83,333,333
Barclays Capital Inc.(6)	11,111,111
Deutsche Bank Securities Inc.(7)	11,111,111
RBC Capital Markets, LLC(8)	11,111,111
UBS Securities LLC(9)	11,111,111
Wells Fargo Securities, LLC(10)	11,111,111
Banco BTG Pactual S.A. – Cayman Branch	2,314,815
ING Bank N.V.	2,314,815
Macquarie Capital (USA) Inc.	2,314,815
Mirae Asset Securities Co., Ltd.	2,314,815
Mizuho Securities USA LLC(11)	2,314,815
Santander US Capital Markets LLC(12)	2,314,815
Cantor Fitzgerald & Co.(13)	2,314,815
Needham & Company, LLC	2,314,815
Raymond James & Associates, Inc. (14)	2,314,815
SG Americas Securities, LLC(15)	2,314,814
Stifel, Nicolaus & Company, Incorporated(16)	2,314,815
William Blair & Company, L.L.C.	2,314,815
Total:	555,555,555
__________________
(1)Affiliates of Goldman Sachs & Co. LLC, including Goldman Sachs Canada Inc. and Goldman Sachs Bank Europe SE, may sell shares in jurisdictions outside the United States.
(2)Affiliates of Morgan Stanley & Co. LLC, including Morgan Stanley Canada Limited and Morgan Stanley Europe SE, may sell shares in jurisdictions outside the United States.
(3)Affiliates of BofA Securities, Inc., including Merrill Lynch Canada Inc. and BofA Securities Europe SA, may sell shares in jurisdictions outside the United States.
(4)Affiliates of Citigroup Global Markets Inc., including Citigroup Global Markets Canada Inc. and Citigroup Global Markets Europe AG, may sell shares in jurisdictions outside the United States.
(5)Affiliates of J.P. Morgan Securities LLC, including J.P. Morgan Securities Canada Inc. and J.P. Morgan SE, may sell shares in jurisdictions outside the United States.
(6)Affiliates of Barclays Capital Inc., including Barclays Capital Canada Inc., may sell shares in jurisdictions outside the United States.
(7)Affiliates of Deutsche Bank Securities Inc., including Deutsche Bank Aktiengesellschaft, may sell shares in jurisdictions outside the United States.
(8)Affiliates of RBC Capital Markets, LLC, including RBC Dominion Securities Inc., may sell shares in jurisdictions outside the United States.
(9)Affiliates of UBS Securities LLC, including UBS AG and UBS Securities Canada Inc., may sell shares in jurisdictions outside the United States.
(10)Affiliates of Wells Fargo Securities, LLC, including Wells Fargo Securities Canada, Ltd., may sell shares in jurisdictions outside the United States.
I-1

(11)Affiliates of Mizuho Securities USA LLC, including Mizuho Securities Canada Inc., may act as underwriters in jurisdictions outside the United States.
(12)Affiliates of Santander US Capital Markets LLC, including Banco Santander, S.A., may sell shares in jurisdictions outside the United States.
(13)Affiliates of Cantor Fitzgerald & Co., including Cantor Fitzgerald Canada Corporation, may sell shares in jurisdictions outside the United States.
(14)Affiliates of Raymond James & Associates, Inc., including Raymond James Ltd., may sell shares in jurisdictions outside the United States.
(15)Affiliates of SG Americas Securities, LLC, including Société Générale S.A. and Société Générale Capital Canada Inc., may sell shares in jurisdictions outside the United States.
(16)Affiliates of Stifel, Nicolaus & Company, Incorporated, including Stifel Nicolaus Canada Inc., may sell shares in jurisdictions outside the United States.
I-2

SCHEDULE II
U.S. Time of Sale Prospectus
1.    U.S. Preliminary Prospectus dated June 3, 2026
2.    Free Writing Prospectus filed on June 4, 2026
•IPO Website Screenshots
•Case Studies
•IPO Factsheet
•Roadshow Presentation
•SpaceX Intro Video
•Frequently Asked Questions
•Hype Video
•Australian-Law Wrap
•Canadian-Law Wrap
3.    Free Writing Prospectus filed on June 4, 2026
•Launch Announcement
•UK Retail Offer Disclosure Summary
•UK Retail Offer Factsheet
4.    Free Writing Prospectus filed on June 5, 2026
•Japanese Amended Securities Registration Statement
5.    Free Writing Prospectus filed on June 5, 2026
•Cloud Service Agreement with Google LLC
6.    Free Writing Prospectus filed on June 8, 2026
•EU Prospectus
•Video of Jamie Dimon’s Interview of Elon Musk
7.    Free Writing Prospectus filed on June 9, 2026
•Video of Gavin Baker’s Interview of Bret Johnsen
•Conversation Between Elon Musk, Dan Huot, and Ian Dahl
8.    Pricing Term Sheet dated June 11, 2026, filed as a Free Writing Prospectus
II-1

SCHEDULE III
TESTING-THE-WATERS COMMUNICATIONS
1.    Testing-the-Waters Deck, dated April 16, 2026
2.    Investor Day Deck, dated April 22, 2026
3.    Draft Registration Statement, dated March 30, 2026
4.    Draft Registration Statement Amendment No. 1, dated May 7, 2026
III-1

SCHEDULE IV
PERSONS OR ENTITIES DELIVERING LOCK-UP AGREEMENTS
IV-1

SCHEDULE V
SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE JAPANESE POWL
The offering contemplated by this Agreement includes a public offering without listing of Shares in Japan (the “Japanese POWL”). The Japanese POWL will be made pursuant to the Japanese Registration Statement and the Japanese Prospectus (each as defined below). The terms of this Schedule V shall apply solely to the Japanese POWL.
In connection with the Japanese POWL, the Company (i) has prepared and filed with the Director General of Kanto Local Finance Bureau of the Ministry of Finance of Japan (the “KLFB”) a securities registration statement dated May 27, 2026 with respect to the Japanese POWL and its exhibits, and amendments to such securities registration statement pursuant to the Financial Instruments and Exchange Act of Japan (the “FIEA”), and (ii) proposes to file a further amendment to such securities registration statement in the form heretofore delivered to the Representatives with the KLFB promptly after the execution of this Agreement (such securities registration statement, exhibits, and all such amendments, collectively, the “Japanese Registration Statement”); the Company has prepared a preliminary prospectus, including its amendments, with respect to the Japanese POWL (the “Japanese Preliminary Prospectus”) and intends to publish supplemental pricing information promptly after the execution of this Agreement which, together with the Japanese Preliminary Prospectus, will form a final Japanese prospectus (as amended, the “Japanese Prospectus”); both of the Japanese Registration Statement and the Japanese Prospectus have been or will be prepared in Japanese in accordance with the FIEA, in principle, based on the information included in the U.S. Prospectus, with such omissions and additions as appropriate for the purpose of the Japanese POWL.
1.    Representations and Warranties. Solely with respect to the Japanese POWL, the Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4 of this Agreement):
(a)    The Company has filed with the KLFB the Japanese Registration Statement; the registration made under the Japanese Registration Statement will become effective no later than June 12, 2026; and the Japanese Registration Statement, (i) complies as of the date hereof and will comply as of the Closing Date in all material respects with the requirements of FIEA and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (including the FIEA, the “Japanese Rules and Regulations”) and (ii) does not as of the date hereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No order preventing or suspending the effectiveness of, or requiring any amendment to, the Japanese

Registration Statement, nor notice of a hearing from which such order may result, has been issued by the KLFB (or other Japanese securities authority).
(b)    The Japanese Preliminary Prospectus at the time of issue thereof complied, and the Japanese Prospectus at the time of issue thereof and as of the Closing Date will comply, in all material respects with the requirements of the Japanese Rules and Regulations; and the Japanese Preliminary Prospectus at the time of issue thereof did not, and the Japanese Prospectus at the time of issue thereof and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)    The financial statements included in each of the Japanese Registration Statement and the Japanese Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Japanese Rules and Regulations, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Japanese Registration Statement and the Japanese Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Japanese Registration Statement and the Japanese Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(d)    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the KLFB as part of the Japanese Registration Statement and included in each of the Japanese Registration Statement and Japanese Prospectus, is an independent registered foreign public accounting firm with respect to the Company within the meaning of the Japanese Rules and Regulations.
(e)    With respect to press releases and all advertisements and other marketing materials of the Company or its representatives (in oral or written form) prepared, used or made in pursuit of the Japanese POWL (for the avoidance of doubt including, but not limited to, roadshow presentations (collectively, the “Japanese POWL Publication”)) the information in such Japanese POWL Publications is, or will be, accurate in all material respects as of the date of the relevant Japanese POWL Publication and not misleading, is or will be consistent with the information contained in the Japanese Prospectus; there is no material information disclosed in the Japanese POWL Publications which is not disclosed in the Japanese Prospectus, and all expressions of opinion, intention, expectation and forward-looking statements contained therein were when made fair and honestly held and were based on commercially reasonable assumptions. All advertisements of the Company relating to the Japanese POWL are and on the Closing Date or the date on which such advertisements are removed, as the case may be, will be clearly recognizable as such, do not and as of the Closing Date will not contain information that is inaccurate or misleading, state or will state that the Prospectus will be or has been published and indicate or will indicate where investors are or will be able to obtain it in accordance with applicable law. With respect to any Japanese POWL Publications, the Company has complied and will comply with all applicable laws and regulations.
(f)    The Japanese Registration Statement and the Japanese Prospectus and any Japanese Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any laws or regulations of foreign jurisdictions applicable to the Directed Share Program, to the extent the Japanese Prospectus or any Japanese Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in such foreign jurisdiction in connection with the Directed Share Program.
(g)    The Company has complied and will comply in all material respects with all relevant regulations relating to the conduct of the Japanese POWL in Japan.
(h)    Except as described in the Japanese Prospectus, dividends and other distributions on the Shares will not be subject to withholding taxes under the laws currently applicable in Japan and without the necessity of obtaining and do not require any consent, authorization, order, registration or qualification in Japan.
(i)    No issue or transfer taxes and no other taxes (except for income taxes) or duties are payable by or on behalf of the Underwriters to Japan, or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance by the Company of the Firm Shares and Additional Shares to or for the respective accounts of the Underwriters; and (ii) the sale and delivery inside or outside Japan by the Underwriters of the Firm Shares and the Additional Shares to the initial purchasers thereof.
(j)    Other than as described in the Japanese Prospectus, no ad valorem stamp duty, stamp tax, stamp duty reserve tax or documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Japan is payable in connection with (i) the issuance and transfer of the Firm Shares or Additional Shares to or for the respective accounts of the Underwriters, or (ii) the sale and delivery of the Firm Shares or Additional Shares by the Underwriters to those purchasing such shares from such Underwriters.

2.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the Japanese POWL are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    the Japanese Registration Statement shall have been timely filed with the KLFB in accordance with Japanese Rules and Regulations, and all requests by the KLFB for additional information shall have been complied with to the reasonable satisfaction of the Representatives; and
(ii)    the Japanese Registration Statement has become effective; no stop order suspending the effectiveness of the Japanese Registration Statement is in effect, and no proceedings for such purpose or pursuant to the Japanese Rules and Regulations are pending before or threatened by the KLFB.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 2(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Schedule V are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule V on or before the Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(b) of this Agreement).
3.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish to the Representatives upon written request, without charge, conformed copies of the Japanese Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Japanese Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 1:00 p.m. Japan time on the business day next succeeding the date of this Agreement, as many copies of the Japanese Prospectus and any supplements and amendments thereto or to the Japanese Registration Statement as the Representatives may reasonably request.
(b)    Before amending or supplementing the Japanese Registration Statement or the Japanese Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the KLFB within the applicable period any registration statement required to be filed pursuant to the Japanese Rules and Regulations.
(c)    If the Japanese Preliminary Prospectus is being used to solicit offers to buy the Shares at a time when the Japanese Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Japanese Preliminary Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Japanese Preliminary Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Japanese Preliminary Prospectus so that the statements in the Japanese Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Japanese Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Japanese Preliminary Prospectus, as amended or supplemented, will comply with applicable law.
(d)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Japanese Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Japanese Prospectus in order to make the statements therein, in the light of the circumstances when the Japanese Prospectus was delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Japanese Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Japanese Prospectus so that the statements in the Japanese Prospectus as so amended or supplemented will not be misleading or so that the Japanese Prospectus, as amended or supplemented, will comply with applicable law.
(e)    To prepare and file with the KLFB promptly after the execution and delivery of this Agreement the amendment to the Japanese Registration Statement, in compliance with the Japanese Rules and Regulations, in a form reasonably satisfactory to the Representatives, such filing to occur not later than 9:00 a.m. (Tokyo time) on June 12, 2026.
(f)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, printing, translation and filing under the Japanese Rules and Regulations, the Japanese Registration

Statement and Japanese Prospectus, prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
4.    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Japanese Registration Statement and the Japanese Prospectus under the heading “Use of Proceeds.”
5.    Indemnity. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective employees and sale agents from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Japanese Registration Statement or any amendment thereof, any Japanese Preliminary Prospectus, the Japanese Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to the Japanese Rules and Regulations, any road show, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information. The Company agrees and confirms that references to “affiliates” of Morgan Stanley that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and Morgan Stanley Smith Barney LLC. For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 5 of this Schedule V (or would be so subject save for exceptions or exclusions in this Section 5 of this Schedule V), shall not be the subject of indemnification pursuant to Section 8 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 5 of this Schedule V and Section 8 of this Agreement, the applicable indemnified party may seek indemnification under either or both Sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
6.    Termination. The Underwriters may terminate this Agreement solely with respect of the Japanese POWL by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Tokyo Stock Exchange, (ii) a material disruption in securities settlement, payment or clearance services in Japan shall have occurred, (iii) any moratorium on commercial banking activities shall have occurred in Tokyo, or (iv) a material adverse change in national or international financial, political, or economic conditions or currency exchange rates or currency controls which has a material adverse impact on the financial markets in Japan shall have occurred. For the avoidance of doubt, any termination of this Agreement with respect to the Japanese POWL shall have no impact on the offering of Shares otherwise or the Underwriters’ obligations under this Agreement.

SCHEDULE VI
SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE CANADIAN OFFERING
The offering contemplated by this Agreement includes a public offering without listing of Shares in each of the provinces and territories of Canada (the “Canadian Offering”). The terms of this Schedule VI shall apply solely to the Canadian Offering.
The Company has prepared and filed a preliminary base PREP prospectus and two amended and restated preliminary base PREP prospectuses relating to the Shares (the preliminary base PREP prospectus and the amended and restated preliminary base PREP prospectuses are hereinafter referred to as the “Canadian Preliminary Prospectuses”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (collectively, the “Canadian Qualifying Jurisdictions”) in accordance with National Instrument 41-101 General Prospectus Requirements (“NI 41-101”) pursuant to the procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”) and National Instrument 44-103 Post-Receipt Pricing (“NI 44-103” and, collectively with the Passport System, the “PREP Procedures”). The OSC has issued a receipt for each of the Canadian Preliminary Prospectuses (the “Preliminary Receipts”) which, in accordance with the Passport System, also evidences the deemed issuance of a receipt by each of the other Canadian Securities Commissions for the Canadian Preliminary Prospectuses on the basis that the Company has satisfied the conditions pursuant to the Passport System. The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Shares (the “Canadian Final Prospectus”), which omits the PREP Information, in accordance with NI 41-101 and the PREP Procedures. The OSC has issued a receipt for the Canadian Final Prospectus (the “Final Receipt”) which, in accordance with the Passport System, also evidences the deemed issuance of a receipt by each of the other Canadian Securities Commissions for the Canadian Final Prospectus on the basis that the Company has satisfied the conditions pursuant to the Passport System. The Company shall, promptly after the execution and delivery of this Agreement, prepare and file with the OSC and the other Canadian Securities Commissions a supplemented PREP prospectus (the “Canadian Supplemented Prospectus”) setting forth the PREP Information in accordance with Section 4(e) of this Schedule VI. Each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus includes or incorporates by reference the “template version” (as defined in NI 41-101) of any “marketing materials” (as defined in NI 41-101) included or incorporated by reference therein or, except to the extent contemplated by Section 13.12 of NI 41-101 or Section 4A.6 of NI 44-103, used in connection with a “road show” (as defined in NI 41-101). For purposes of this Agreement, all references to any Canadian Preliminary Prospectuses, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, or any amendment or supplement to the foregoing, shall include the documents, if any, incorporated by reference therein from time to time. Unless the context otherwise requires, from and after the time the Canadian Supplemented Prospectus (including the PREP Information) is filed with the Canadian Securities Commissions, any specific reference herein to the Canadian Final Prospectus shall be deemed to refer to the Canadian Final Prospectus as so supplemented. For purposes of this Agreement, “PREP Information” means the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under the PREP Procedures to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus.
1.    Representations and Warranties. Solely with respect to the Canadian Offering, the Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4 of this Agreement):
(a)    The Preliminary Receipts have been obtained from the OSC in respect of the Canadian Preliminary Prospectuses, the Final Receipt has been obtained from the OSC in respect of the Canadian Final Prospectus and no order or action that would have the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission.
(b)    The Canadian Final Prospectus complies and, as amended or supplemented (including for greater certainty by the Canadian Supplemented Prospectus), will comply in all material respects with Canadian Securities Laws.
(c)    (i) The Canadian Final Prospectus when it was filed did not contain and, as amended, if applicable, will not, as of its date and when filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of its date and when filed contained, and, as amended, if applicable, will when filed contain, in each case, other than the PREP Information, full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws (as defined below), and (ii) the Canadian Supplemented Prospectus, as of its date, will not include and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Canadian Supplemented Prospectus will contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Canadian Final Prospectus or the Canadian

Supplemented Prospectus based upon Canadian Underwriter Information (as defined in Section 5(b) of this Schedule VI).
(d)    The Company has complied in all material respects with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the distribution of the Shares through registrants registered in the applicable categories under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions, except for the filing of the Canadian Supplemented Prospectus.
(e)    The Company has the corporate power and authority to conduct its business as described in each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus.
(f)    All necessary action has been taken by the Company to authorize the execution, delivery and performance, as applicable, of the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, as well as any amendments to any of the foregoing, and the filing or delivery thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.
(g)    As of the Closing Date, the authorized capital stock of the Company will conform in all material respects as to legal matters to the description thereof contained in each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus.
(h)    No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the filing of the Canadian Supplemented Prospectus, except such as have previously been obtained or waived, in connection with the Canadian Offering.
(i)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Final Prospectus.
(j)    There are no legal, governmental or regulatory investigations, actions, suits, arbitrations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) accurately described in all material respects in the Canadian Supplemented Prospectus and (ii)  that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement.
(k)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the U.S. Registration Statement and included in each of the Canadian Final Prospectus and the Canadian Supplemented Prospectus, are independent public accountants, as required by Canadian Securities Laws, and are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). No “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”)) has occurred with such accountants with respect to audits of the Company or its predecessors.
(l)    As of the time of each sale of the Shares in connection with the offering when the Canadian Supplemented Prospectus is not yet available to prospective purchasers, none of (i) the Canadian Final Prospectus, (ii) any marketing materials, when considered together with the Canadian Final Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Canadian Final Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Canadian Underwriter Information.
(m)    Except to the extent contemplated by Section 13.12 of NI 41-101 or Section 4A.6 of NI 44-103, the Company has filed the “template version” of any “marketing materials,” if any, approved by the Company and the Representatives in the manner contemplated by Canadian Securities Laws, with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions not later than the day on which such marketing materials were first provided to a potential investor in the offering of Shares pursuant to this Agreement. If any “comparables” (as defined in NI 41-101) and disclosure relating to such comparables have been redacted from the template version of any marketing materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete template version of such marketing materials (containing the comparable and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Company in compliance with Canadian Securities Laws.

(n)    Except as otherwise disclosed in the Canadian Final Prospectus and the Canadian Supplemented Prospectus, no acquisition has been made by the Company during its two most recently completed fiscal years and up to the date of the Canadian Supplemented Prospectus that would be a “significant acquisition” for the purposes of Canadian Securities Laws or that would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1 of NI 41-101, and no proposed acquisition by the Company has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that: (i) if completed by the Company at the date of the Canadian Supplemented Prospectus, would be a “significant acquisition” for the purposes of Canadian Securities Laws, or (ii) would require the financial statement disclosure in respect of the acquired business prescribed by item 32 of Form 41-101F1.
(o)    No forward-looking information (as defined in NI 51-102) included in any of the Canadian Final Prospectus and the Canadian Supplemented Prospectus has been made or reaffirmed without a reasonable basis.
(p)    The Company is an “SEC foreign issuer” for the purposes of National Instrument 71-102 – Continuous Disclosure and Other Exceptions Relating to Foreign Issuers.
(q)    The statements set forth in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, under the headings “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
2.    Terms of Public Offering. The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Shares in the Canadian Qualifying Jurisdictions (a “Selling Firm”) and each Underwriter shall be severally liable for the compliance by any Selling Firm appointed by such Underwriter with the provisions of this Agreement. The Underwriters shall, and shall require any Selling Firm, to comply with Canadian Securities Laws in connection with the distribution of the Shares and to offer the Shares for sale only in the Canadian Qualifying Jurisdictions directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Canadian Supplemented Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Shares only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Shares will be offered for sale or sold in any province or territory of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the purposes of this Section 2 of this Schedule VI, the Canadian Underwriters shall be entitled to assume that the Shares are qualified for distribution in each of the Canadian

Qualifying Jurisdictions. Each Underwriter listed on Schedule I to this Agreement that is not a Canadian registered investment dealer and that does not have a Canadian registered investment dealer affiliate (collectively, the “Non-Canadian Underwriters”) covenants and agrees with the Company that it will only offer and sell Shares outside of Canada and it will not, directly or indirectly, advertise or solicit offers to purchase or sell Shares in Canada. For the avoidance of doubt, none of the Non-Canadian Underwriters is acting as an underwriter of the Shares in any province or territory of Canada and no action on the part of any Non-Canadian Underwriter in its capacity as an underwriter of the offering of Shares in the United States or other non-Canadian jurisdiction will create any impression or support any conclusion that the firm is acting, directly or indirectly, as a Canadian Underwriter of the Shares in any province or territory of Canada.
The Underwriters that are designated as “Canadian Underwriters” are the registered investment dealer affiliates of the Underwriters that will sign the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus (collectively, the “Canadian Underwriters”). The Canadian Underwriters shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Shares as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Shares in the provinces and territories of Canada, including notice of the total proceeds realized or number of Shares sold in each of the provinces and territories of Canada and any other jurisdiction. Only the Canadian Underwriters and appropriately registered and appointed Selling Firms shall distribute any Shares to Canadian investors. For the avoidance of doubt, and in furtherance of Section 11 of this Agreement, the closing deliverables described in Sections 5(c), 5(d), 5(h)(i), 5(h)(ii), 5(h)(iii), and if applicable, 5(h)(v), of this Agreement, and in Sections 3(b), 3(c), 3(d), 3(e), 3(f), 3(g)(i), 3(g)(ii), 3(g)(iii) of this Schedule VI shall be delivered to and may be relied upon by the Canadian Underwriters in connection with the Canadian Offering and signing the Canadian Final Prospectus and the Canadian Supplemented Prospectus. In connection therewith, and in contemplation of the fact that such deliverables may be addressed to the Representatives on behalf of the several Underwriters, for the purpose of receipt of such closing deliverables hereunder, the Canadian Underwriters shall be deemed Underwriters.
3.    Conditions to the Underwriters’ Obligations. In addition to the conditions set out in Section 5 of this Agreement, the several obligations of the Underwriters solely with respect to the Canadian Offering are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    the Canadian Supplemented Prospectus shall have been timely filed with the Canadian Securities Commissions in accordance with Canadian Securities Laws; and all requests by the Canadian Securities

Commissions for additional information shall have been complied with to the reasonable satisfaction of the Representatives;
(ii)    no order or action that would have the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission; and
(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Final Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Canadian Final Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 3(a)(i) through (iii) above and to the effect that the representations and warranties of the Company contained in this Schedule VI are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule VI on or before the Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(b) of this Agreement).
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion of Stikeman Elliott LLP, outside Canadian counsel for the Company (and such counsel may arrange for separate deliveries of opinions of local counsel, where such counsel deems such delivery proper, as to the laws of any Canadian Qualifying Jurisdiction other than the provinces of Ontario, Alberta, British Columbia and Quebec and may rely upon, as to matters of fact, certificates of public officials and officers of the Company, as applicable), dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
The opinion of Stikeman Elliott LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(d)    The Underwriters shall have received on the Closing Date an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)    The Underwriters shall have received opinions of Stikeman Elliott LLP, dated the date of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance reasonably satisfactory to the Underwriters, addressed to the Canadian Underwriters, the Company, and Canadian counsel for the Underwriters, to the effect that the French language version of each of the applicable Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the information contained therein under the headings “Summary Historical Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Capitalization” and “Index to Financial Statements” and the financial statements and notes to such statements and the related auditors’ report on such statements, (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.
(f)    The Underwriters shall have received opinions of PricewaterhouseCoopers LLP dated the date of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance reasonably satisfactory to the Canadian Underwriters, addressed to the Canadian Underwriters, the Company, and their respective Canadian counsel, to the effect that the French language version of the Financial Information contained in the applicable Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus includes the same information and, in all material respects, carries the same meaning as the English language version thereof.
(g)    In addition to the conditions set out in Section 5(h) of this Agreement, the several obligations of the Underwriters to purchase Additional Shares hereunder solely with respect to the Canadian Offering are subject to the delivery to the Representatives on the applicable Option Closing Date of the following, or waiver thereof to the reasonable satisfaction of the Representatives:
(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 3(b) of this Schedule VI remains true and correct as of such Option Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(h)(i) of this Agreement);
(ii)    an opinion of Stikeman Elliott LLP, outside Canadian counsel for the Company (and such counsel may arrange for separate deliveries of opinions of local counsel, where such counsel deems such delivery proper, as to the laws of any Canadian Qualifying Jurisdiction other than the provinces of Ontario, Alberta, British Columbia and Quebec and may rely upon, as to matters of fact, certificates of public officials and officers of the Company, as applicable), dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(c) of this Schedule VI; and
(iii)    an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 3(d) of this Schedule VI.
4.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    The Company shall promptly (i) after the Canadian Supplemented Prospectus is filed, or within two business days before the date the Canadian Supplemented Prospectus is filed, issue and file a press release in accordance with Part 2A of NI 44-103 in order to satisfy the requirements under Canadian Securities Laws to deliver, send and/or provide access to, as applicable, a prospectus by providing access to the Canadian Supplemented Prospectus in accordance with the procedures therein; and (ii) after any amendment or supplement to the Canadian Supplemented Prospectus is filed, or within two business days before the date such amendment or supplement is filed, issue and file a press release in accordance with Part 2A of NI 44-103 in order to satisfy the requirements under Canadian Securities Laws to deliver, send and/or provide access to, as applicable, the Canadian Supplemented Prospectus in accordance with the procedures therein. The Underwriters and the Company shall satisfy any request of a purchaser for electronic or paper copies of the Canadian Supplemented Prospectus in accordance with the requirements of NI 44-103, without charge.
(b)    Before amending or supplementing the Canadian Final Prospectus or the Canadian Supplemented Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the Canadian Securities Commissions any amendment or supplement thereto in accordance with the requirements of Canadian Securities Laws, including the PREP Procedures.
(c)    If the Canadian Final Prospectus is being used to solicit offers to buy the Shares at a time when the Canadian Supplemented Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Final Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Final Prospectus to comply with applicable law, forthwith to prepare, file with the

Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Canadian Final Prospectus so that the statements in the Canadian Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Canadian Final Prospectus is delivered to a prospective purchaser, be misleading or so that the Canadian Final Prospectus, as amended or supplemented, will comply with applicable law.
(d)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Canadian Supplemented Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Supplemented Prospectus in order to make the statements therein, in the light of the circumstances when the Canadian Supplemented Prospectus was delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Supplemented Prospectus to comply with applicable law, forthwith to prepare, file with the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Canadian Supplemented Prospectus so that the statements in the Canadian Supplemented Prospectus as so amended or supplemented will not be misleading or so that the Canadian Supplemented Prospectus, as amended or supplemented, will comply with applicable law.
(e)    To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement the Canadian Supplemented Prospectus, in compliance with the PREP Procedures and in a form reasonably satisfactory to the Representatives, such filing to occur not later than 4:30 p.m. (Toronto time) on June 12, 2026.
(f)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, printing, translation and filing under the Canadian Securities Laws of any Canadian Preliminary Prospectuses, the Canadian Final Prospectus, the Canadian Supplemented Prospectus, any marketing materials and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

5.    Indemnity and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective employees from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Canadian Securities Laws, any “road show” (for purposes of this Schedule VI, as defined in NI 41-101), any “marketing materials” (for purposes of this Schedule VI, as defined in NI 41-101), or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Canadian Underwriter Information.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus or any amendment or supplement thereto and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus or any amendment or supplement thereto, or “marketing materials”; it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information in the Canadian Preliminary Prospectuses, the Canadian Final Prospectus and the Canadian Supplemented Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures contained in footnote (2) on the cover page; the information contained in the first sentence of the seventh paragraph on the cover page; the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”; the information contained in the eighth paragraph under the caption “Underwriting”; and the information contained in the first sentence of the twentieth paragraph under the caption “Underwriting” (the “Canadian Underwriter Information”).

(c)    The indemnity and contribution provisions contained in Sections 8(c) through 8(e) of this Agreement apply, mutatis mutandis, to the indemnity and contribution provisions set out in this Section 5 of this Schedule VI; provided that any reference therein to Section 8(a) of this Agreement shall be deemed a reference to Section 5(a) of this Schedule VI and any references to Section 8(b) of this Agreement shall be deemed deleted and provided that this Section 5(c) of this Schedule VI shall not apply in circumstances where the indemnification provided for in Section 5(a) of this Schedule VI is unavailable or insufficient due to the exceptions or exclusions in this Section 5 of this Schedule VI.
(d)    The indemnity and contribution provisions contained in this Section 5 of this Schedule VI and the representations, warranties and other statements of the Company contained in this Agreement and this Schedule VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter or their respective employees or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
(e)    Provided that it has not terminated and cancelled its obligations under this Agreement to purchase the Shares in accordance with Section 10 of this Agreement, each Non-Canadian Underwriter agrees that if any losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively for purposes of this Schedule VI, the “Claims”) are made against or suffered by an indemnified party as contemplated by Section 8 of this Agreement or Section 5 of this Schedule VI (and such Claims did not include such Non-Canadian Underwriter on the basis that it did not sign the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus and such Claims would have included such Non-Canadian Underwriter if it had signed such certificate) under section 130 of the Securities Act (Ontario), or the equivalent provisions of the Canadian Securities Laws in the other Canadian Qualifying Jurisdictions, based upon a misrepresentation or alleged misrepresentation (as defined in applicable Canadian securities laws) in the Canadian Final Prospectus or the Canadian Supplemented Prospectus, and such indemnified party is determined by a court of competent jurisdiction or other governmental authority in a final judgment or decision from which no appeal can be made to be liable pursuant to such laws in respect of such Claims and such indemnified party does pay such Claims (the “Liability Amount”), then such Non-Canadian Underwriter shall indemnify on a several basis, and not on a joint or joint and several basis, such indemnified party from and against the Liability Amount for such Non-Canadian Underwriter’s pro rata share of such Liability Amount, on the basis of and assuming that such Non-Canadian Underwriter had signed the underwriters’ certificate to the Canadian Final Prospectus or the Canadian Supplemented Prospectus, but only to the extent of its underwriting obligation under Section 2 of this Agreement. Each Non-Canadian Underwriter shall further indemnify such indemnified party, without regard to the final outcome of any such Claims, for such Non-Canadian Underwriter’s pro rata share of any legal and other expenses reasonably incurred and paid by such indemnified party in connection with the investigation or defense of any such Claims (the “Indemnified Expenses”). For the purposes of determining the aggregate amount that the applicable Non-Canadian Underwriter is obligated to indemnify all other indemnified parties, “pro rata” will be based on the percentage determined by dividing the number of Firm Shares set forth opposite its name set forth in Schedule I to this Agreement by the total number of Firm Shares. For the avoidance of doubt, the maximum aggregate amount which a Non-Canadian Underwriter is required to indemnify the other indemnified parties under this Section 5 of this Schedule VI shall be the lesser of (i) the percentage of the total of the Liability Amount and Indemnified Expenses equal to the percentage determined by dividing the number of Firm Shares set forth opposite such Non-Canadian Underwriter’s name in Schedule I to this Agreement by the total number of Firm Shares and (ii) the total public offering price of the Shares such Non-Canadian Underwriter is required to place or purchase pursuant to this Agreement. The amount payable by a Non-Canadian Underwriter to the indemnified parties pursuant to this Section 5 of this Schedule VI shall be reduced to the extent that such Non-Canadian Underwriter is required to pay damages directly to plaintiffs under Canadian Securities Laws in connection with the Claim or Claims that are the subject matter of the indemnification being sought. Further, a Non-Canadian Underwriter will only be required to make payment to an indemnified party pursuant to this Section 5 of this Schedule VI if (i) such indemnified party has used reasonable commercial efforts to be reimbursed for the Liability Amount and Indemnified Expenses pursuant to this Section 5 of this Schedule VI but has not been fully reimbursed, and (ii) it has not been determined (either by a court of competent jurisdiction in a final judgment from which no appeal can be made or by acknowledgement of the indemnified party) that the Claim resulting in the Liability Amount and Indemnified Expenses was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party, and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made determines, or the indemnified party acknowledges, that such Claim to which such indemnified party is subject was caused by or resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of such indemnified party then such indemnified party shall promptly reimburse such Non-Canadian Underwriter for any Indemnified Expenses. If any Claim is asserted against any indemnified party that is or may be subject to indemnification under this Section 5 of this Schedule VI, the indemnified party will notify the Non-Canadian Underwriters in writing as soon as possible of the particulars of such Claim (but the omission so to notify the applicable Non Canadian Underwriters of any potential Claim shall not relieve them from any liability which they may have to any indemnified party and any omission so to notify a Non-Canadian Underwriter of any actual Claim shall affect its liability only to the extent that such Non-Canadian Underwriter is actually and materially prejudiced by that failure). Each Non-Canadian Underwriter agrees that to the extent it is not a party to such Claim, the other Underwriters will be entitled to conduct the defense of any such action or proceeding brought to enforce such Claim, and such Non-Canadian Underwriter’s liability hereunder shall not be reduced in any way based upon the conduct of such defense, unless the indemnified party is determined to be grossly negligent (by a court of competent jurisdiction in a final judgment from which no appeal can be made) in conducting such defense. The Underwriters shall provide the Non-Canadian Underwriters with notice of any material developments in the action or proceeding. With respect to any indemnified party who is not a party to this Agreement, the Underwriters other than the Non-Canadian Underwriters shall obtain and hold the rights and benefits of this Section 5 of this Schedule VI in trust for and on behalf of such indemnified party.
(f)    For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 5 of this Schedule VI (or would be so subject save for exceptions or exclusions in this Section 5 of this Schedule VI), shall not be the subject of indemnification pursuant to Section 8 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 5 of this Schedule VI and Section 8 of this Agreement, the applicable indemnified party may seek indemnification under either or both Sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
6.    Termination. The Underwriters may terminate this Agreement solely with respect to the Canadian Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Toronto Stock Exchange, (ii) a material disruption in securities settlement, payment or clearance services in Canada shall have occurred, (iii) any moratorium on commercial banking activities shall have occurred in Toronto, or (iv) a material adverse change in national or international financial, political, or economic conditions or currency exchange rates or currency controls which has a material adverse impact on the financial markets in Canada shall have occurred. For the avoidance of doubt, any termination of this Agreement with respect to the Canadian Offering shall have no impact on the offering of Shares otherwise or the Underwriters’ obligations under this Agreement.

SCHEDULE VII
SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE EUROPEAN OFFERING
The offering contemplated by this Agreement includes a public offering to eligible retail investors of up to 55,555,555 Shares (the “European Retail Shares”) in each of the Federal Republic of Germany, the Kingdom of Denmark, the French Republic, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and Sweden (the “Covered European Countries”) without admission to trading on a regulated market or an SME growth market (each within the meaning of the EU Prospectus Regulation (as defined below)) (the “European Offering”). The terms of this Schedule VII shall apply solely to the European Offering and the Swiss Offering (as defined below).
In connection with the European Offering, the Company (i) has prepared and published an English-language securities prospectus dated June 5, 2026 (containing a voluntary German-language translation of the summary), which has been prepared in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC (as amended, the “EU Prospectus Regulation”) and approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “Bafin”) as competent authority chosen by the Company pursuant to Articles 31, 2(m)(iii), (o) of the EU Prospectus Regulation, published on June 5, 2026 (such securities prospectus, the “European Prospectus”), which European Prospectus has been notified pursuant to Article 25 of the EU Prospectus Regulation for the purpose of the public offering of the European Retail Shares in the Covered European Countries, to the Danish supervisory authority Finanstilsynet, the Dutch supervisory authority Autoriteit Financiële Markten (AFM), the French supervisory authority Autorité des Marchés Financiers (AMF), the Norwegian supervisory authority Finanstilsynet - Financial Supervisory Authority, the Spanish supervisory authority Comisión Nacional del Mercado de Valores (CNMV) and the Swedish supervisory authority Finansinspektionen (FI) as national competent authorities for the Covered European Countries (as applicable) (such competent authorities, the “European NCAs”), (ii) has prepared and published French-language, Spanish-language and Swedish-language translations of the summary for the purposes of the notification of the European Prospectus into the French Republic, the Kingdom of Spain and Sweden, respectively, each dated and published on June 5, 2026 (such summaries, the “European Prospectus Summaries”), (iii) will prepare a notice regarding the final amount of European Retail Shares offered pursuant to Article 17(2) of the EU Prospectus Regulation and publish such notice in accordance with Article 21(2) of the EU Prospectus Regulation (“European Sizing Notice”) and (iv) will prepare a pricing notice pursuant to Article 17(2) of the EU Prospectus Regulation and publish on the date hereof such notice in accordance with Article 21(2) of the EU Prospectus Regulation (the “European Pricing Notice” and together with the European Prospectus and the European Sizing
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Notice, the “European Time of Sale Prospectus”), containing the final number of European Retail Shares offered and the final offer price in the European Offering and the Swiss Offering.
The offering contemplated by this Agreement also includes a public offering of the European Retail Shares in Switzerland without admission to trading on a Swiss trading venue (the “Swiss Offering”).
In connection with the Swiss Offering, the Company (i) deposited with SIX Prospectus Office on June 5, 2026, the European Prospectus as a foreign approved prospectus within the meaning of art. 54(3) of the Swiss Financial Services Act (“FinSA”) and (ii) will supplement the initial filing with the SIX Prospectus Office on or about the date hereof, with the European Time of Sale Prospectus. The Company will further deposit or cause to be deposited with the SIX Prospectus Office such other documents and confirmation as the SIX Prospectus Office requires for purposes of depositing the European Prospectus as a foreign approved prospectus within the meaning of art. 54(3) FinSA.
1.    Representations and Warranties. Solely with respect to the European Offering and the Swiss Offering, the Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4 of this Agreement):
(a)    With respect to Sections 1(e), (f), (h), (m), (n), (q)(ii) and (iii), (aa)(ii) and (ll) of this Agreement, the Company makes the representations, warranties and agreements set forth therein to each Underwriter, provided that all references therein to the U.S. Registration Statement, the U.S. Prospectus and the U.S. Time of Sale Prospectus shall be deemed references to the European Prospectus, the European Prospectus and the European Time of Sale Prospectus, respectively. The representations given in Section 1(t), (u) and (v) are sought and given if and to the extent that they are not or would not result in a violation of, or conflict with any provision of EU Regulation (EC) 2271/96 as amended (or any law or regulation implementing such regulation in any member state of the European Union), and with regard to any underwriter incorporated in or organized under the laws of the Federal Republic of Germany, Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes).
(b)    Without limiting the generality of the warranties in Section 1 of this Agreement, the following are the representations and warranties regarding the European Prospectus and the conduct of the European Offering:
(i)    (A) The European Prospectus has been approved by Bafin and notified to the respective European NCA of each Covered European Country pursuant to Article 25(1) of the EU Prospectus Regulation and such approval and notifications have not been amended or withdrawn; no stop order or similar action by any Governmental Authority, regulatory or
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stock exchange authority having jurisdiction over the Company or (components of) the European Offering suspending the effectiveness of the European Prospectus, or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge, threatened by any such authority; (B) the European Prospectus, as of its date complied and, if amended or supplemented as of the date of such amendment or supplement, as applicable, will comply with all applicable laws of the Federal Republic of Germany and each other Covered European Country and all applicable rules and regulations of any competent Governmental Authority or regulatory authority in the Federal Republic of Germany and any other Covered European Country, including the requirements set out in Article 6 (The prospectus) and Article 7 (The prospectus summary) of the EU Prospectus Regulation and set out in the Commission Delegated Regulation (EU) 2019/980 of 14 March 2019, as amended (“CDR (EU) 2019/980”); (C) the European Prospectus, as of its date, did not contain any untrue statement of, or omit to state, any fact which is material for the assessment of an investment in the Shares (enthält keine unrichtigen Angaben, welche für die Beurteilung der Wertpapiere wesentlich sind, und ist in Bezug auf solche Angaben nicht unvollständig), all within the meaning of Section 9 of the German Securities Prospectus Act (Wertpapierprospektgesetz – “GSPA”) in conjunction with Article 11 of the EU Prospectus Regulation, except that the representations and warranties set forth in this paragraph (i) do not apply to statements or omissions in the European Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only information relating to any Underwriter is the European Underwriter Information). “European Underwriter Information” shall mean the names and contact information of the European Underwriters appearing in the European Prospectus.
(ii)    With respect to press releases and all advertisements and other marketing materials of the Company or its representatives (in oral or written form) prepared, used or made in pursuit of the European Offering or the Swiss Offering (for the avoidance of doubt including, but not limited to, any deep dive presentation, analyst presentations, pilot fishing materials, cornerstone investor materials, early look and other investor meetings and roadshow presentations (collectively, the “European Offering Publications”)) the information in such European Offering Publications is, or will be, accurate in all material respects as of the date of the relevant European Offering Publication and not misleading, is or will be consistent with the information contained in the European Prospectus, there is no material information disclosed in the European Offering Publications which is not disclosed in the European Prospectus, and all expressions of opinion, intention, expectation and forward-looking statements contained therein were when made fair and honestly held and were based on commercially reasonable assumptions (kaufmännisch
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vertretbar). All advertisements of the Company relating to the European Offering or the Swiss Offering are and will be clearly recognizable as such, do not and will not contain information that is inaccurate or misleading, state or will state that the Prospectus will be or has been published and indicate or will indicate where investors are or will be able to obtain it in accordance with applicable law. With respect to any European Offering Publications, the Company has complied and will comply with Article 22 of the EU Prospectus Regulation and the laws and regulations (including the applicable rules and regulations of any European NCA) of each applicable Covered European Country in which such publication is used. With respect to European Offering Publications used in the context of the Swiss Offering, the Company has complied and will comply with Article 68 FinSA.
(iii)    The “Summary” section of the European Prospectus (and the voluntary German-language translation and the French-language, Spanish-language and Swedish-language translations of the summary included in the European Prospectus) and any separately published European Prospectus Summary, in accordance with the EU Prospectus Regulation and, if applicable, the GSPA, is not misleading, inaccurate or inconsistent, when read together with the other parts of the European Prospectus, and it provides, when read together with the other parts of the European Prospectus, key information (as defined in the EU Prospectus Regulation) in order to aid investors when considering whether to invest in the Shares.
(iv)    The statements set forth in the European Time of Sale Prospectus and the European Prospectus under the captions “7. Terms and Conditions of the Securities” and “8.3 Placing and Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
(v)    The European Prospectus contains (in its most current form) substantially the same information as the U.S. Prospectus, except for certain notices to investors in specific jurisdictions, such as selling restrictions and information on taxation in the Covered European Countries and certain volume and pricing information and certain other information and other statements which may address specific disclosure requirements and regulatory practice under the EU Prospectus Regulation (including the German-language, French-language, Spanish-language and Swedish-language summaries that are only included in the European Prospectus).
(vi)    The Company has complied and will comply with all relevant regulations relating to the conduct of the European Offering in the Covered European Countries. The Company has complied and will
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comply with all relevant regulations relating to the conduct of the Swiss Offering in Switzerland.
(vii)    Except as described in the European Prospectus, dividends and other distributions on the Shares will not be subject to withholding taxes under the laws applicable in any Covered European Country and without the necessity of obtaining and do not require any consent, authorization, order, registration or qualification in any Covered European Country; except for German withholding tax (Kapitalertragsteuer) levied against a German tax resident (including non-German residents acting though a German branch or representative) by a German resident credit institution, financial services institution (inländisches Kredit- oder Finanzdienstleistungsinstitut) (including in each case a German branch of such foreign institution) or securities institution (inländisches Wertpapierinstitut) safekeeping or administering the Shares; and except for Spanish withholding tax (retención a cuenta) that may be levied against a Spanish tax resident by a financial entity or depositary that is resident for tax purposes in Spain or has a permanent establishment in Spanish territory.
(viii)    PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements included in the European Prospectus, is an independent registered public accounting firm with respect to the Company for purposes of the CDR (EU) 2019/980.
(ix)    The alternative performance measures (non-GAAP measures), Adjusted EBITDA and Segment Adjusted EBITDA (including Space Segment Adjusted EBITDA, Connectivity Segment Adjusted EBITDA and AI Segment Adjusted EBITDA), each listed in section “2.10 Alternative Performance Measures” and “5.11 Non-U.S. GAAP Financial Measures” of the European Prospectus as used in the European Prospectus and the European Offering Company Publications are in compliance with the ESMA Guidelines on Alternative Performance Measures published on October 5, 2015 (ESMA 2015/1415) issued by the European Securities and Markets Authority (“ESMA”) and applied in accordance with the “Questions and Answers” published by ESMA on its website tool under topic “Alternative Performance Measures (APM),” are accurate in all material respects and not misleading in any material respect (in each case meaning “material for the assessment of an investment in the shares” as set forth in § 9 of the GSPA) and provide a fair review of the development and performance of the business and the position of the Company and its subsidiaries for the periods covered. The relevant data has been properly compiled and derived, or calculated based on data compiled or derived, from the Company’s historical financial information and/or controlling, accounting or other systems and is true and correct as of the date hereof.
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Where items have been selected, compiled, calculated or prepared, in whole or in part, in reliance upon management estimates and judgments, such estimates and judgments have been made in good faith on a reasonable basis for the purposes for which they are made and applied in a consistent and coherent manner.
(x)    The key non-financial performance indicators used in the European Prospectus and the European Offering Publications as prepared by the Company, are accurate in all material respects and not misleading in any material respect (in each case meaning “material for the assessment of an investment in the shares” as set forth in § 9 of the GSPA) and fairly represent the actual operating performance of the Company and its subsidiaries for the periods covered.
(xi)    The selected financial data and summary financial information included in the European Prospectus under the captions “Summary—B.2 – What is the key financial information regarding the Issuer?” (including the respective section of each European Prospectus Summary) and “5. Management’s Discussion & Analysis of Net Assets, Financial Condition and Result of Operations” fairly present, on the basis stated in the European Prospectus and/or, as applicable, the European Prospectus Summaries, the information included therein and have been properly derived from the financial statements included in the European Prospectus.
(xii)    The Company’s working capital is sufficient for its present requirements (i.e., for at least twelve months from the date of the European Prospectus), as these terms are interpreted under the EU Prospectus Regulation and Commission Delegated Regulation (EU) 2019/980 of 14 March 2019, as amended, and as interpreted by ESMA. The Company’s working capital statement in the European Prospectus has been prepared in accordance with the guidance provided to companies under Section II.9 (Working Capital Statements) in the “ESMA update of the CESR recommendations” (ESMA/2013/319) issued by ESMA on 20 March 2013, as updated from time to time, and under Section V.8 (Working Capital Statements) of the Guidelines of ESMA on disclosure requirements under the EU Prospectus Regulation, as included in the Final Report “ESMA Guidelines on disclosure requirements under the EU Prospectus Regulation” (ESMA32-382-1138), dated 4 March 2021.
(xiii)    No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and any director, officer, shareholder, affiliate, advisor or business associate of any of them, on the other, nor has any of the Company or its subsidiaries entered into any other transaction not at arm’s length, in each case which is material or would otherwise be required to be disclosed in accordance with the EU
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Prospectus Regulation and which is not so disclosed in the European Prospectus.
(xiv)    No issue or transfer taxes (other than taxes and duties referred to in paragraph (xv) below and except for income taxes) are payable by or on behalf of the Underwriters to any Covered European Country, or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance by the Company of the Firm Shares and Additional Shares to or for the respective accounts of the Underwriters; and (ii) the sale and delivery inside or outside any Covered European Country by the Underwriters of the Firm Shares and the Additional Shares to the initial purchasers thereof; provided that the Underwriters do not opt to subject disposals of the Firm Shares and the Additional Shares to value added tax.
(xv)    Other than as described in the European Prospectus, no ad valorem stamp duty, stamp tax, stamp duty reserve tax or documentary, certification or other similar tax imposed by any government department or other taxing authority of or in any Covered European Country is payable in connection with (i) the issuance and transfer of the Firm Shares or Additional Shares to or for the respective accounts of the Underwriters, or (ii) the sale and delivery of the Firm Shares or Additional Shares by the Underwriters to those purchasing such shares from such Underwriters.
(xvi)    Neither the Company, nor any of its subsidiaries, has, directly or through any person acting on its or their behalf, other than the Underwriters and their affiliates, as to all of which no representation or warranty is made, taken or caused to be taken, directly or indirectly, any action in connection with the offering of the Shares that is designed to or that has constituted or which may reasonably be expected to constitute a violation of any securities laws in countries of the European Economic Area where the Shares are offered or has taken any action that would constitute a public offering of the Shares in a jurisdiction of the European Economic Area other than a Covered European Country.
(c)    To the extent that any Directed Shares are offered by the Company to International Participants located or resident in any Relevant State (as defined below) or Switzerland pursuant to the International Directed Share Program, such offer is and will be made by the Company in any Relevant State or Switzerland not as part of the European Offering or the Swiss Offering but only: (1) with respect to any Relevant State (and including in any Covered European Country), to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation) and (2) with respect to Switzerland, to fewer than 500 persons in accordance with article 36 para. 1(b) of the FinSA.
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2.    Terms of Public Offering.
(a)    Offerors and Distribution.
(i)    The European Offering is made by the Company together with Goldman Sachs Bank Europe SE, Morgan Stanley Europe SE, BofA Securities Europe SA, Citigroup Global Markets Europe AG, J.P. Morgan SE, Deutsche Bank Aktiengesellschaft, ING Bank N.V., Banco Santander, S.A. and Société Générale (collectively, the “European Underwriters”), and the Swiss Offering is made by the Company together with UBS AG.
(ii)    The Company hereby confirms that it has authorized the use of the European Offering Documents for the purposes of the European Offering and the Swiss Offering.
(iii)    It remains understood between the Company and the Underwriters that no European Underwriter other than J.P. Morgan SE, Deutsche Bank Aktiengesellschaft, ING Bank N.V., Banco Santander, S.A. and Société Générale will actively offer the European Retail Shares to eligible retail investors in the Covered European Countries. It remains further understood between the Company and the Underwriters that no Underwriter other than UBS AG will actively offer European Retail Shares to eligible retail investors in Switzerland.
(iv)    The Company hereby confirms that it has authorized the entering by each of Goldman Sachs Bank Europe SE, Deutsche Bank Aktiengesellschaft, Banco Santander, S.A. and Société Générale (each, a “Coordinator”) into the European distribution services agreements attached in Exhibit C hereto (each, a “European DSA”). However, no Coordinator shall enter into any other arrangement for purposes of, among others, facilitating the reception of orders by retail investors in the European Offering or (as the case may be) the Swiss Offering, unless (i) the Company has given its prior written consent to the entering into of such arrangement or (ii) in the case of ING Bank N.V., such arrangement (including any technical information memorandum setting out terms of participation) is customary in its market. Each Coordinator party to a European DSA shall be responsible for providing the Agreed Publication Principles (as defined in each European DSA) to the relevant financial intermediary. The Company and each Underwriter acknowledge the importance of the Agreed Publication Principles in mitigating legal and reputational risk and agree to support each Coordinator in any enforcement actions.
(v)    The Company shall be entitled to require the suspension or termination of any European DSA where the relevant financial intermediary is in breach of applicable laws or regulations or the terms of such European DSA.
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(b)    Pricing. The final offer price of the Shares sold in the European Offering for the purposes of Article 17(2) of the EU Prospectus Regulation shall be equal to the Public Offering Price. With respect to the European Offering, the Company shall publish the Public Offering Price as final offer price and the final amount of securities sold in the offering in the form of the European Pricing Notice in accordance with Article 17(2) of the EU Prospectus Regulation.
(c)    Allocation. With reference to Article 27 of Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Directive 2002/92/EC and Directive 2011/61/EU (recast), as amended (“MiFID II”) and the provisions of applicable national laws implementing such article, the Company will instruct the Underwriters to place the Shares in the European Offering in accordance with the terms and the placement structure set forth in this Agreement and the European Prospectus or will otherwise provide specific instructions from the client according to Article 27(1) sentence 2 MiFID II and the provisions of applicable national laws implementing such article, including Section 82(4) of the German Securities Trading Act (Wertpapierhandelsgesetz). The Company acknowledges and agrees that for the purposes of client categorization under MiFID II it will be treated by the Underwriters as “professional clients.”
(d)    Agreements Among Underwriters.
(i)    The Underwriters agree among themselves that no Underwriter other than J.P. Morgan SE, Deutsche Bank Aktiengesellschaft, ING Bank N.V., Banco Santander, S.A. and Société Générale shall actively offer the European Retail Shares to eligible retail investors as part of the European Offering, provided that Goldman Sachs Bank Europe SE shall coordinate financial intermediaries under European DSAs to which it is party on behalf of the European Underwriters. Furthermore, the Underwriters agree between them that no Underwriter other than UBS AG shall actively offer Shares to eligible retail investors as part of the Swiss Offering, provided that Goldman Sachs Bank Europe SE shall coordinate a financial intermediary under a European DSA to which it is party for purposes of the Swiss Offering.
(e)    Solely for the purposes of Article 9(8) of Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of manufacturers under the product governance requirements contained within: (i) Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (ii) Articles 9 and 10 of the Delegated Directive 2017/593; and (iii) local implementing measures (collectively, the “MiFID II Product Governance Requirements”), (A) Deutsche Bank Aktiengesellschaft acknowledges to the other European Underwriters that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (x) the target market for the European Offering; (y) the eligible distribution channels for dissemination of the Shares, each as set out in
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the European Prospectus in relation to the European Offering; and (z) the requirement to carry out a product approval process and (B) the European Underwriters and the Company note the application of the MiFID II Product Governance Requirements and acknowledge the target market and distribution channels identified as applying to the Shares by Deutsche Bank Aktiengesellschaft and the related information set out in the European Prospectus in relation to the European Offering. It is understood and agreed that each European Underwriter agrees to ratify and confirm all and any action taken lawfully and in good faith on its behalf by Deutsche Bank Aktiengesellschaft as foreseen in this paragraph and that Deutsche Bank Aktiengesellschaft shall have no responsibility or liability in relation to any action taken or failure to take an action as foreseen  under this paragraph so long as it has acted in good faith.
(f)    The Underwriters confirm that no stabilization transactions as set forth in the U.S. Time of Sale Prospectus and the U.S. Prospectus under the caption “Underwriting” will be carried out on a “trading venue” (as defined in point (24) of Article 4(1) of MiFID II) in the European Economic Area.
3.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the European Offering and the Swiss Offering are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    no stop order or similar action by any Governmental Authority, regulatory or stock exchange authority having jurisdiction over the Company or the European Offering suspending the effectiveness of the European Prospectus, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any such authority;
(ii)    no Amendment Event shall have occurred on or prior to the Closing Date; and
(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the European Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the European Retail Shares on the terms and in the manner contemplated in the European Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an
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executive officer of the Company, to the effect set forth in Section 3(a)(i) through (iii) above and to the effect that the representations and warranties of the Company contained in this Schedule VII are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule VII on or before the Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(b) of this Agreement).
(c)    The European Underwriters shall have received on the date of the European Prospectus an opinion relating to the European Offering of Freshfields PartG mbB, outside German counsel for the Company, dated the date of the European Prospectus, in form and substance reasonably satisfactory to the Underwriters.
The opinion of Freshfields PartG mbB described above shall be rendered to the European Underwriters at the request of the Company and shall so state therein.
(d)    The European Underwriters shall have received on the date of the European Prospectus an opinion relating to the European Offering of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, German counsel for the Underwriters, dated the date of the European Prospectus, in form and substance reasonably satisfactory to the European Underwriters.
(e)    The Underwriters shall have received a copy of the approval of the European Prospectus by Bafin and a copy of the certificate of approval by Bafin in connection with the notifications of the European Prospectus to each European NCA pursuant to Article 25 EU Prospectus Regulation.
4.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    The Company will not distribute or cause to be distributed, and will procure that its affiliates and representatives (which for the avoidance of doubt, shall not include the Underwriters or their affiliates) do not distribute or cause to be distributed, any advertisement, invitation to invest, marketing material or other communication relating to the European Retail Shares in any Covered European Country that does not comply with Article 22 of the EU Prospectus Regulation and the applicable laws and regulations of such Covered European Country, except to the extent such communication constitutes the European Prospectus, any supplement thereto approved by Bafin, or an advertisement or communication that has been approved in writing by the Representatives.
(b)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incident to the performance of its obligations under this Agreement, including the costs incident to the preparation, translation and filing
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of the European Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and/or supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; provided the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and consultants, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(c)    Regarding the European Prospectus and the conduct of the European Offering, the Company covenants with each Underwriter as follows:
(i)    To take all necessary steps, including preparing amendments and supplements (Nachträge), in consultation with the Representatives, to the European Prospectus, in order to comply with the EU Prospectus Regulation and all applicable rules and regulations of any European NCA in any Covered European Country in connection with the European Offering.
(ii)    The Company shall prepare the European Pricing Notice in accordance with Article 17(2) of the EU Prospectus Regulation in the form agreed with the Representatives and publish the European Pricing Notice in accordance with Article 21(2) of the EU Prospectus Regulation.
(iii)    If at any time after the publication of the European Prospectus and the termination of the offering (vor dem Auslaufen der Angebotsfrist) (the “Amendment Period”) an Amendment Event (as defined below) occurs, the Company shall (x) immediately notify the Representatives, on behalf of the Underwriters, thereof, and (y) after consultation with the Representatives and if required by law, forthwith prepare, in a form approved by the Representatives, on behalf of the Underwriters, and file with Bafin corrective amendments of, or supplements to, the European Prospectus and, following its approval, publish in accordance with applicable laws and regulations such corrective amendments of or supplements to the European Prospectus and furnish at its own expense to the Underwriters such corrective amendments of, or supplements to, the European Prospectus as may be necessary. For purposes of the foregoing, “Amendment Event” shall mean any circumstances which, if they were to occur during the Amendment Period, require pursuant to applicable laws or requests of any Governmental Authority, regulatory or stock exchange authority having jurisdiction over the European Offering or any portion thereof an amendment of or a supplement to the European Prospectus in order to ensure that
(A)    the European Prospectus, as amended, reflects any significant new factor which could influence the assessment of the
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Shares (wichtiger neuer Umstand, der die Beurteilung der Wertpapiere beeinflussen könnte); and
(B)    the European Prospectus, as of its date, does not contain any material mistake or material inaccuracy which could influence the assessment of the Shares (wesentliche Unrichtigkeit oder wesentliche Ungenauigkeit, die die Beurteilung der Wertpapiere beeinflussen könnte), all within the meaning of the EU Prospectus Regulation.
(d)    If prior to the expiration of six months after the time of publication of the European Prospectus any event has occurred or becomes known as a result of which the European Prospectus as then amended or supplemented would include an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the Shares, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall, after consultation with the Representatives and if required by law, (i) prepare and furnish without charge each Underwriter with as many copies as the Representatives may, from time to time, reasonably request of such supplement to the European Prospectus (and any updates to any European Prospectus Summaries) that will correct such statement or omission or effect such compliance; and/or (ii) publish a corrective notice. No such supplement or corrective notice referred to in this paragraph (d) will be made without the consent of the Representatives, except as otherwise required by law. Notwithstanding the foregoing, before supplementing the European Prospectus, the Company will furnish to each of the Underwriters a copy of each such proposed supplement (and any proposed updates to each European Prospectus Summary) and, except as required by law, will not file any such proposed supplement (and any updates to each European Prospectus Summary) without approval of the Representatives (such approval not to be unreasonably withheld).
(e)    The Company shall comply with all applicable legal requirements and all applicable rules and regulations of any competent Governmental Authority, regulatory or stock exchange authority in connection with the European Offering and shall, until the end of the Amendment Period, promptly take all necessary steps, including preparing all supplements to the European Prospectus (and all updates to each European Prospectus Summary) or any public announcements. The representations and warranties pursuant to Section 1 of this Schedule VII relating to the European Prospectus shall also be applicable to the European Prospectus in its amended or supplemented form.
(f)    To prepare and publish, after consultation with the Representatives and in accordance with applicable laws and regulations any appropriate supplement to the European Prospectus and to furnish each Representative free of charge with as many copies as the Representatives may from time to time
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reasonably request of such a supplemented European Prospectus, any supplement thereto and any updated European Prospectus Summary.
(g)    To advise the Representatives, promptly after it receives notice thereof, of the time when any supplement to the European Prospectus has been filed and has been approved, and to furnish the Underwriters with copies thereof and any filed updates to the European Prospectus Summaries.
(h)    To advise the Representatives promptly of the issuance by any Governmental Authority, regulatory or stock exchange authority of any order preventing or suspending the use of the European Prospectus, any supplements thereto or any European Prospectus Summary or the initiation or threat of any proceeding for that purpose.
(i)    To advise the Representatives promptly of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction of the European Economic Area or the initiation or threat of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of the European Prospectus or any European Prospectus Summary or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(j)    To bear or pay (or, in respect of any duty or tax for which the Underwriters are initially liable, will promptly reimburse to the Underwriters), in respect of the Shares:
(i)    any duties or taxes in a Covered European Country in connection with the issue, sale, distribution and delivery of the Shares and the execution, delivery and performance of this Agreement; and
(ii)    any VAT (as defined below) and other tax and any withholding tax payable in a Covered European Country in connection with the commissions, costs, expenses and other amounts payable or allowable by the Underwriters in connection with the transactions contemplated by this Agreement, excluding, for the avoidance of doubt, in both clauses (i) and (ii) any income or capital gains taxes on income earned by the Underwriters in connection with the transactions contemplated by this Agreement.
(k)    For a period of six months after the Closing Date, promptly after receipt thereof, the Company will notify the Representatives of any communication received by it from Bafin, any other European NCA, any stock exchange or other regulatory authority relating to the European Offering or relating to the form, content or use of the European Prospectus, and, to the extent permitted by applicable law, the Company will promptly provide the
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Representatives with copies of any such communication that is in writing and a written summary of any such oral communication.
(l)    Between the date hereof and six months after the Closing Date, prior to issuing any public announcement in any Covered European Country or elsewhere that may reasonably be expected to have, singly or in the aggregate, a material adverse effect on, or could otherwise be reasonably expected to adversely impair, the European Offering or relating to the form, content or use of the European Prospectus, to the extent permitted and except as otherwise required by applicable law, the Company will, and will use reasonable efforts to cause all parties acting on its behalf (other than the Underwriters as to which no undertaking is made) to, notify and consult in good faith with the Representatives regarding such announcement. Before making or publishing any such announcement, until six months after the Closing Date, the Company, to the extent permitted by applicable law, shall consult with, and shall use reasonable efforts to obtain consent from, the Representatives before distribution of any such proposed announcement.
5.    Covenants of the Underwriters. Each Underwriter, severally and not jointly, warrants and covenants (as applicable) with the Company that, in relation to each member state of the European Economic Area (each, a “Relevant State”) neither it nor any of its affiliates has made or will make an offer to the public of any Shares, other than the offers to the public of the European Retail Shares contemplated in the European Prospectus in any Covered European Countries, except that offers of the Shares have been or may be made to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:
(a)    to any qualified investor as defined under Article 2 of the EU Prospectus Regulation,
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer, or
(c)    in any other circumstances falling within the scope of application of Article 1(4) of the EU Prospectus Regulation;
provided that no such offer of Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation. For the purposes of this Section 5(b) of this Schedule VII, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares.
6.    Indemnity and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the
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meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each such person’s respective employees and agents from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim), in each case including any irrecoverable VAT (as defined in this Schedule VII), if applicable, arising out of or are based on (i) any breach or alleged breach by the Company of its representations, warranties, obligations or covenants contained in this Schedule VII, (ii) any untrue statement or alleged untrue statement of a material fact contained in the European Prospectus or any amendment or supplement thereto, the European Time of Sale Prospectus or any amendment or supplement thereto or any European Offering Publications, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (iii) the carrying out by an Underwriter of any of its obligations or services under or in connection with the European Offering or the Swiss Offering in compliance with the terms of this Agreement and applicable law and regulations, or (iv) any breach by any financial intermediary which is party to a European DSA of any of the terms of the respective European DSA (including any representation or warranty contained therein), and any acts, omissions, defaults or breaches of any financial intermediary which is party to a European DSA to support the distribution of the Shares in the European Offering or the Swiss Offering pursuant to a European DSA, or any other intermediary or agent participating in the European Offering in any Covered European Country or the Swiss Offering (including, without limitation, any failure by such financial intermediary, intermediary or agent to comply with applicable laws and regulations of any Covered European Country in connection with the European Offering or in Switzerland in connection with the Swiss Offering, or any communications with or offers to retail or other investors), except, in the case of clause (ii) only, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any European Underwriter Information, and except, in the case of clause (iii) insofar as such losses, claims, damages or liabilities are finally judicially determined to arise out of or to be based upon the gross negligence, willful default or bad faith, in each case by an Underwriter or any of its connected persons who are indemnified pursuant to this paragraph (a). For the avoidance of doubt, this indemnity shall not apply to any taxes which are or may be imposed in respect of any net income or capital gains earned by the Underwriters in connection with the transactions contemplated by this Agreement.
The Company expressly acknowledges that the foregoing indemnity shall not be affected by (x) the fact that the Underwriters have assisted or will assist in the drafting of the European Prospectus, European Offering Publications or any other offering documents, or have consented to the issue and distribution thereof; or (y) any investigation (or any statement as to the results of any investigation) made by, or on behalf of, any Underwriter or any other indemnified person.
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(b)    Each European Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such European Underwriter set forth in clause (ii) of Section 6(a) above (without giving effect to the exception thereto provided in Section 6(a)), but only with reference to information relating to such Underwriter furnished to the Company in writing by such European Underwriter through or on behalf of the Representatives expressly for use in the European Prospectus, road show or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any such European Underwriter consists of European Underwriter Information.
(c)    Sections 8(c), (d) and (f) of this Agreement shall apply to this Section 6 of this Schedule VII of this Agreement mutatis mutandis; provided that any reference therein to Section 8(a) of this Agreement shall be deemed a reference to Section 6(a) of this Schedule VII of this Agreement and any references to Section 8(b) of this Agreement therein shall be deemed references to Section 6(b) of this Schedule VII and provided that this Section 6(c) of this Schedule VII shall not apply in circumstances where the indemnification provided for in Section 6(a) or (b) of this Schedule VII is unavailable or insufficient due to the exceptions or exclusions in this Section 6 of this Schedule VII.
(d)    For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 6 of this Schedule VII (or would be so subject save for exceptions or exclusions in this Section 6 of this Schedule VII), shall not be the subject of indemnification pursuant to Section 8 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 6 of this Schedule VII and Section 8 of this Agreement, the applicable indemnified party may seek indemnification under either or both Sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
7.    Limitation of Liability. Notwithstanding any other provision of this Agreement, the Underwriters shall not be liable to the Company or any other person for any losses, claims, damages, liabilities, costs or expenses arising from or in connection with:
(a)    any acts, omissions, defaults or breaches of any financial intermediary party to a European DSA to support the distribution of the European Retail Shares in the European Offering or the Swiss Offering pursuant to a European DSA or any other intermediary or agent participating in the European Offering or the Swiss Offering;
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(b)    the conduct of the European Offering or the Swiss Offering by any such financial intermediary, intermediary or agent, including any offers to or communications with retail or other investors;
(c)    any documents or communications prepared, approved or distributed by or on behalf of any financial intermediary, intermediary or agent in connection with the European Offering or the Swiss Offering;
(d)    any claims by retail or other investors in connection with the European Offering or the Swiss Offering arising from the acts or omissions of any financial intermediary, intermediary or agent;
(e)    any failure by any financial intermediary, intermediary or agent to comply with applicable laws and regulations of any Covered European Country (including the EU Prospectus Regulation and applicable national implementing legislation) or Switzerland; or
(f)    any termination or non-completion of any European DSA, the European Offering or the Swiss Offering.
8.    Termination. The Underwriters may terminate this Agreement solely with respect of the European Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Frankfurt Stock Exchange, (ii) a material disruption in securities settlement, payment or clearance services in Europe shall have occurred, (iii) any moratorium on commercial banking activities shall have occurred in Frankfurt am Main, or (iv) a material adverse change in national or international financial, political, or economic conditions or currency exchange rates or currency controls which has a material adverse impact on the financial markets in Europe shall have occurred. For the avoidance of doubt, any termination of this Agreement with respect to the European Offering shall have no impact on the offering of Shares otherwise or the Underwriters’ obligations under this Agreement.
9.    VAT. All commissions, reimbursement of costs and expenses and other sums payable under this Agreement to any European Underwriter are subject to the addition of any applicable value added tax or any similar taxes (“VAT”) even if such VAT may not be recoverable by the Company in the event that the European Underwriter is VAT-exempted for the services under this Agreement and may not invoice its own VAT on its services and, accordingly, on costs and expenses. Any VAT that is payable by the Company shall be shown separately on the invoice provided to the Company.
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SCHEDULE VIII
SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE AUSTRALIAN OFFERING
The offering contemplated by this Agreement includes an offering of Shares to persons, including to certain employees designated by the Company (but excluding institutional investors), in Australia (the “Australian Offering”). The terms of this Schedule VIII shall apply solely to the Australian Offering.
In connection with the Australian Offering, on June 4, 2026 (Sydney time) the Company lodged a prospectus (the “Australian Time of Sale Prospectus”) with the Australian Securities and Investments Commission (“ASIC”) in accordance with Part 6D.2 of the Corporations Act 2001 (Cth) (“Australian Corporations Act”). The Company will, following the execution and delivery of this Agreement, lodge a supplementary prospectus with ASIC in accordance with section 719 of the Australian Corporations Act, which will contain, among other things, the Public Offering Price (as defined in Section 3) (“Supplementary Australian Prospectus”). The Australian Time of Sale Prospectus and the Supplementary Australian Prospectus are hereinafter collectively referred to as the “Australian Prospectus.” The Shares offered and sold under the Australian Prospectus pursuant to the Australian Offering are hereinafter referred to as the “Australian Offering Shares” and each person who has validly subscribed for, and been allocated, Australian Offering Shares are hereinafter referred to as an “Australian Offering Investor.” The Australian Prospectus comprises the U.S. Registration Statement and a wrapper, to which the U.S. Registration Statement has been appended (the “Australian Wrap”). For the avoidance of doubt, the Australian Offering does not prohibit a person in Australia who is a sophisticated investor within the meaning of section 708(8) of the Australian Corporations Act, an experienced investor meeting the criteria in section 708(10) of the Australian Corporations Act, or a professional investor within the meaning of section 708(11) of the Australian Corporations Act, from participating in this or in any other aspect of the offering contemplated by this Agreement and the Company shall have become capable of accepting applications for Australian Offering Shares in accordance with section 727(3) of the Australian Corporations Act or as permitted by ASIC’s no action position (as described in Section 3(a)(ii) of this Schedule VIII).
For the purposes of this Schedule VIII, the term Underwriter also refers to Macquarie Capital (Australia) Limited (the “Australian Coordinator”). Where the Company is obliged to send notices to the Underwriters in respect of the Australian Offering, the Company will also send the notices to the Australian Coordinator. The Representatives must not waive the conditions in Section 3 of this Schedule VIII without first obtaining the consent of the Australian Coordinator. The parties acknowledge and agree that the Australian Coordinator has no underwriting role on the Offer or on the Australian Offering and is not a party to this Agreement.
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1.    Representations and Warranties. Solely with respect to the Australian Offering, the Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4 of this Agreement):
(a)    The Australian Offering and the content and dissemination of the Australian Prospectus comply with the Australian Corporations Act and all other applicable laws and regulations, including instruments issued by ASIC. The Company has not engaged in, and will not engage in, conduct that is misleading or deceptive or which is likely to mislead or deceive in connection with the Australian Offering. There have not been any, and there will be as of the Closing Date no, omissions from the Australian Prospectus of relevant information, including without limitation, material required by the Australian Corporations Act or other applicable laws. The Australian Prospectus does not, and as of the Closing Date will not, contain any statements which are misleading or deceptive, or likely to mislead or deceive (whether by inclusion or omission). The distribution of the Australian Prospectus has not, and as of the Closing Date will not, in and of itself, constitute conduct by any person which is misleading or deceptive. Any statement of opinion, belief, expectation, intention or policy contained in the Australian Prospectus, whether it relates to a future matter (including forward looking statements) or otherwise, (i) is, and at the time made was, truly and honestly held by the maker of the statement, after making due and careful enquiry in good faith and the maker of the statement therefore has reasonable grounds for holding the opinion or the belief or (ii) made using assumptions believed by the management and directors of the Company to be reasonable.
(b)    An offer of the Australian Offering Shares for sale within the 12-month period commencing on the Closing Date may be made without a disclosure document in Australia.
(c)    Each person required under section 716 of the Corporations Act (as modified by ASIC Corporations (Consents to Statements) Instrument 2026/89) to consent to the inclusion of its name in the Australian Disclosure Documents (as defined below), has provided and not withdrawn that consent.
(d)    The due diligence investigations in relation to the Australian Prospectus and Australian Offering including the verification performed in respect of the Australian Prospectus (“Australian Due Diligence Investigations”) have been appropriately conducted and material statements (as identified to the Underwriter’s Australian counsel) contained in the Australian Prospectus have been verified by appropriately qualified persons.
(e)    The Company has conducted, and will continue to conduct the Australian Due Diligence Investigations, until the Closing Date, including making all reasonable enquiries to ensure that there are no omissions from the Australian Prospectus of a matter required by the Corporations Act or any other applicable
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laws to be included in the Australian Prospectus and that the statements included in the Australian Prospectus are not misleading or deceptive, and do not become misleading or deceptive and do not constitute conduct by any person which is misleading or deceptive.
2.    Payment and Delivery. Notwithstanding Sections 2, 3 and 4 of this Agreement, any other provision of this Agreement and any settlement arrangements in respect of the Australian Offering agreed between the Underwriters or the Company and the Underwriters, the Australian Offering Shares will, for the purposes of the Australian Corporations Act, be offered and sold by the Company directly to the Australian Offering Investors, and no part of the Australian Offering will constitute an offer or resale by the Underwriters of the Australian Offering Shares to the Australian Offering Investors.
3.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the Australian Offering are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Prior to the execution and delivery of this Agreement:
(i)    the Company shall have lodged the Australian Time of Sale Prospectus with ASIC in a form and substance agreed with the Underwriters; and
(ii)    ASIC shall have confirmed that it will apply to the Company, the Underwriters, the Australian Coordinator and brokers involved in the Australian Offering, the no-action position as described in the correspondence dated May 29, 2026 from ASIC to Gilbert + Tobin, Australian counsel for the Company, with the effect that ASIC does not intend to take action against the Company, the Underwriters, the Australian Coordinator or any brokers involved in the Australian Offering in connection with applications for Australian Offering Shares being accepted during the period referred to in section 727(3) of the Australian Corporations Act.
(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    the Company shall have lodged the Supplementary Australian Prospectus with ASIC in a form and substance agreed with the Underwriters; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Australian Time of Sale Prospectus that, in the Underwriters’ judgment, is material and adverse and that makes it, in the Underwriters’ judgment,
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impracticable to market the Shares on the terms and in the manner contemplated in the Australian Time of Sale Prospectus.
(c)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 3(b)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Schedule VIII are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule VIII on or before the Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(b) of this Agreement).
(d)    The Underwriters shall have received on the Closing Date an opinion from Gilbert + Tobin, Australian counsel for the Company, and an opinion from Mallesons, Australian counsel for the Underwriters, on the content of the Australian Prospectus, each in a form and substance reasonably acceptable to the Underwriters.
(e)    The following shall not have occurred prior to the Closing Date:
(i)    a material statement contained in an Australian Disclosure Document is or becomes misleading or deceptive, or a matter required to be included is omitted from an Australian Disclosure Document (including, without limitation, having regard to the provisions of Part 6D.2 of the Australian Corporations Act);
(ii)    any of the events in clauses (i) to (vi) of Section 4(f) of this Schedule VIII unless such event is not made public and is withdrawn within the earlier of (A) 2 business days and (B) the business day prior to the Closing Date; and
(iii)    an Australian Disclosure Document being withdrawn.
4.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses of the Company incidental to the performance of its obligations under this Agreement or in connection with the Australian Offering, including the costs incidental to the preparation, printing, translation and filing under the Australian Corporations Act of the Australian Prospectus (and any amendments or supplements to the Australian Prospectus) and any press releases, advertisements or other marketing materials prepared, used or made in connection with the Australian Offering; provided the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and consultants, stock
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transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(b)    If, before the Closing Date, the Company is notified or otherwise becomes aware that there is (i) a statement in the Australian Prospectus that is, or has become, misleading or deceptive, (ii) an omission from the Australian Prospectus of information required by the Australian Corporations Act to be included or (iii) a new circumstance that (A) has arisen since the Australian Prospectus was lodged with ASIC and (B) would have been required by the Australian Corporations Act to be included in the Australian Prospectus if it had arisen before it was lodged with ASIC, it must immediately notify the Underwriters of that statement, omission or circumstance, and the Company must, as soon as practicable, lodge a supplementary prospectus or replacement prospectus with ASIC, in form and substance approved by the Underwriters, in respect of that statement, omission or circumstance as soon as practicable afterwards, and otherwise comply with the Australian Corporations Act. Following lodgment of any supplementary prospectus or replacement prospectus, the Company must promptly take all actions in respect of the supplementary prospectus or replacement prospectus (as applicable) as may be reasonably required by the Underwriters (including providing copies of the supplementary prospectus or replacement prospectus (as applicable) to all recipients of the Australian Prospectus). The Australian Prospectus and any supplementary prospectus or replacement prospectus to the Australian Prospectus are hereinafter collectively referred to as the “Australian Disclosure Documents.”
(c)    The Company must, until the Closing Date (i) make all inquiries that are reasonable in the circumstances, (ii) take all reasonable steps and (iii) exercise due diligence, to ensure that there are no omissions from the Australian Disclosure Documents of information required by the Australian Corporations Act and applicable laws to be included, that no statement in the Australian Disclosure Documents is, or becomes, misleading or deceptive and that the Underwriters are made aware of any of the circumstances referred to in Section 4(b) of this Schedule VIII as soon as practicable after any such circumstance arises.
(d)    Subject to Section 4(e) of this Schedule VIII including the purpose requirements set out therein, the Company must provide each Underwriter and its authorized representatives and advisers with full and free access to, and on request copies of, any materials or documents used or created in connection with the Australian Due Diligence Investigations, Australian Offering or the Australian Disclosure Documents and must maintain those materials and documents for that purpose until the date (the “Retention Date”) which is the later of (i) the seventh anniversary of the Closing Date and (ii) the date on which any regulatory or administrative inquiry or review, legal proceeding or claim arising in connection with the Australian Offering or the Australian Disclosure Documents of which the Company or an Underwriter becomes aware on or before the date that is the seventh anniversary of the Closing Date is finally concluded.
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(e)    If the provision of any information contemplated by Section 4(d) of this Schedule VIII would, in the reasonable opinion of legal counsel to the Company, lead to the loss of any legal professional privilege (i) the Company must use all reasonable endeavors to identify and then employ a method for providing maximum access, information, assistance or facilities to the Underwriters without the loss of legal professional privilege, (ii) if the Company considers that any access, information, assistance or facilities cannot be provided under this Section 4(e) of this Schedule VIII, it must obtain an opinion from external legal counsel satisfactory to the Underwriters which confirms that the access, information, assistance or facilities could not be made without the risk of loss of legal professional privilege, (iii) the Company may withhold any access, information, assistance or facilities in order to prevent the loss of any legal professional privilege, provided the Company complies with clauses (i) and (ii) above and (iv) the Underwriters must comply with any reasonable steps identified or required by the Company under clause (i) above to preserve any legal professional privilege, provided the Company complies with clauses (i) and (ii) above.
(f)    The Company will, until the Closing Date, promptly give notice to the Underwriters of any of the following after becoming aware of it: (i) ASIC issuing an order (including an interim order) under section 739 of the Australian Corporations Act in relation to the Australian Offering; (ii) ASIC holding a hearing under section 739(2) of the Australian Corporations Act in relation to the Australian Offering or the Australian Disclosure Documents; (iii) an application being made by ASIC for an order under Part 9.5 of the Australian Corporations Act in relation to the Australian Offering or the Australian Disclosure Documents; (iv) ASIC commencing any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth) in relation to the Australian Offering or the Australian Disclosure Documents; (v) any person who has previously consented to the inclusion of its name in the Australian Disclosure Documents withdraws that consent; or (vi) any person giving a notice under section 730 in relation to the Australian Disclosure Documents.
5.    Joint Activities. Notwithstanding any other provision of this Agreement: (a) the Company considers that the nature and scope of services sought under this Agreement requires 23 Underwriters; (b) the Company acknowledges that the Underwriters are not in competition with each other in supplying services to the Company under this Agreement; (c) the Underwriters and the Company acknowledge amongst themselves that the Underwriters intend to carry on jointly the activity of supplying services to the Company for the implementation and execution of the offering described in this Agreement, that those services may include the engagement of brokers in Australia by the Underwriters in connection with the Australian Offering and that the provisions of this Section 5 of this Schedule VIII apply equally to them; and (d) the Underwriters will act jointly when performing their several obligations under this Agreement, and pursuant to any arrangements or understandings that are ancillary to this Agreement, and the Underwriters and the Company acknowledge that doing so is for the
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purposes of, and reasonably necessary for, undertaking the activity of supplying services to the Company.
6.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective employees from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or are based on (i) any breach or alleged breach by the Company of its representations, warranties, obligations or covenants contained in this Agreement (including this Schedule VIII), (ii) any statement in an Australian Disclosure Document or any press releases, advertisements or other marketing materials of the Company or its representatives (in oral or written form) prepared, used or made in connection with the Australian Offering, being (or being alleged to be) misleading or deceptive or likely to mislead or deceive, or otherwise breaching or being alleged to breach any applicable law or regulations, (iii) any omission or alleged omission from an Australian Disclosure Document of information required by the Australian Corporations Act to be included or (iv) the carrying out by an Underwriter of any of its obligations or services under or in connection with this Agreement and the Australian Offering in compliance with the terms of this Agreement and applicable law and regulations, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such statement or omission or alleged statement or omission made in reliance upon and in conformity with any Australian Underwriter Information (as defined below), and except in the case of clause (iv) insofar as such losses, claims, damages or liabilities are finally judicially determined to arise out of or to be based upon the gross negligence, willful default or bad faith, in each case by an Underwriter or any of its connected persons who are indemnified pursuant to this paragraph (a).
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use in any Australian Disclosure Document; it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information in the Australian Disclosure Documents furnished on behalf of each Underwriter: the name of the Underwriter in the Australian Disclosure Documents (the “Australian Underwriter Information”).
(c)    Sections 8(c) to (f) of this Agreement shall apply to this Section 6 of this Schedule VIII of this Agreement mutatis mutandis; provided that any reference therein to Section 8(a) of this Agreement shall be deemed a reference to Section 6(a) of this Schedule VIII and any references to Section 8(b) of this
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Agreement shall be deemed deleted and provided that this Section 6(c) of this Schedule VIII shall not apply in circumstances where the indemnification provided for in Section 6(a) of this Schedule VIII is unavailable or insufficient due to the exceptions or exclusions in this Section 6 of this Schedule VIII.
(d)    With respect to any indemnified party under this Section 6 of this Schedule VIII who is not a party to this Agreement, the Underwriters (other than the Australian Coordinator) shall obtain and hold the rights and benefits of this Section 6 of this Schedule VIII on trust for and on behalf of such indemnified party.
(e)    For the avoidance of doubt, any losses, claims, damages or liabilities that are subject to indemnification pursuant to this Section 6 of this Schedule VIII (or would be so subject save for exceptions or exclusions in this Section 6 of this Schedule VIII), shall not be the subject of indemnification pursuant to Section 8 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 6 of this Schedule VIII and Section 8 of this Agreement, the applicable indemnified party may seek indemnification under either or both Sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
7.    Termination. The Underwriters (other than the Australian Coordinator) may terminate this Agreement solely with respect of the Australian Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Australian Securities Exchange, (ii) a material disruption in securities settlement, payment or clearance services in Australia shall have occurred, (iii) any moratorium on commercial banking activities shall have occurred in Sydney, or (iv) a material adverse change in national or international financial, political, or economic conditions or currency exchange rates or currency controls which has a material adverse impact on the financial markets in Australia shall have occurred. For the avoidance of doubt, any termination of this Agreement with respect to the Australian Offering shall have no impact on the offering of Shares otherwise or the Underwriters’ obligations under this Agreement.
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SCHEDULE IX
SELECT ADDITIONAL PROVISIONS IN CONNECTION WITH THE UK OFFERING
The offering contemplated by this Agreement includes a public offering of Shares (including in the form of Computershare depositary interests (“DIs”)) in the United Kingdom without admission to trading on a regulated market or primary MTF (as such terms are defined in Regulation 3 of The Public Offers and Admissions to Trading Regulations 2024 (as amended, the “POATRs”)) and without publication of a prospectus in the United Kingdom (the “UK Offering”). The terms of this Schedule IX shall apply solely to the UK Offering.
The UK Offering will be conducted via a public offer platform operated by Marex Financial (the “POP Operator”), an intermediary authorised by the Financial Conduct Authority (the “FCA”). The POP Operator will make the Shares available to retail investors in the United Kingdom in reliance on the exemption from the prohibition on offers to the public set out in paragraph 13 of Schedule 1 to the POATRs pursuant to a separate agreement between the Company and the POP Operator (the “POP Agreement”). The Underwriters will not themselves make any offer of Shares to the public in the United Kingdom as part of the UK Offering for the purposes of the POATRs.
In connection with the UK Offering: (i) the POP Operator will prepare a disclosure summary document on the basis of the U.S. Preliminary Prospectus and information provided by the Company pursuant to the POP Operator’s due diligence obligations, in accordance with Chapter 23.6 of the Conduct of Business Sourcebook in the FCA Handbook (being the FCA’s Handbook of Rules and Guidance, as amended from time to time, the “FCA Handbook”) (the “UK Disclosure Summary”); (ii) the Company may prepare a factsheet for retail investors in connection with the UK Offering (the “UK Factsheet”); (iii) a copy of the U.S. Preliminary Prospectus will be made available to UK investors via the POP Operator’s platform; (iv) the POP Operator will publish an announcement in connection with the launch of the UK Offering (the “UK Retail Offer Launch Announcement”); and (v) the POP Operator will publish an announcement in connection with the results of the UK Offering (the “UK Retail Offer Results Announcement”).
The POP Operator’s platform is an electronic platform for implementing public offers of securities which is operated by the POP Operator as a regulated activity requiring authorisation by the FCA in accordance with the POATRs. The UK Disclosure Summary, the UK Factsheet (if any), the UK Retail Offer Launch Announcement and the U.S. Preliminary Prospectus made available to UK investors via the POP Operator’s platform will each be approved as financial promotions for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”) by the POP Operator or another person authorised under FSMA. For the purposes of this Agreement, the UK Disclosure Summary, as in effect at any given time, the UK Retail Offer Launch

Announcement, the UK Retail Offer Results Announcement, and the U.S. Preliminary Prospectus made available to UK investors via the POP Operator’s platform constitute the “UK Time of Sale Documents” and “UK Securities Laws” means FSMA, the POATRs, the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FPO”), the FCA Handbook (including, without limitation, COBS 23 and the Conduct of Business Sourcebook), the CREST Rules and all other applicable laws, rules and regulations of the United Kingdom and the FCA relating to the offer, sale, distribution or marketing of securities or financial promotions.
1.    Representations and Warranties. Solely with respect to the UK Offering and the International Directed Share Program, to the extent conducted in the United Kingdom, as applicable, the Company represents and warrants to and agrees with each of the Underwriters that, as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 4 of this Agreement):
(a)    No communication has been made or will be made, and no document has been distributed or will be distributed, in relation to the Shares (including any Directed Shares) by or on behalf of the Company in the United Kingdom that would constitute a financial promotion for the purposes of section 21 of FSMA, except:
(i)    to persons who fall within Article 19(5) (investment professionals) or Article 49(2) (high net worth companies, unincorporated associations, etc.) of the FPO;
(ii)    where such communication has been approved for the purposes of section 21 of FSMA by a person authorised under FSMA; or
(iii)    in circumstances in which section 21(1) of FSMA does not apply to the Company.
(b)    The Company has or will implement measures, prior to the commencement of the UK Offering, that are designed to ensure that UK retail investors access information relating to the UK Offering solely through the POP Operator’s platform.
(c)    All applicable provisions of UK Securities Laws have been and will be complied with in respect of anything done by the Company in relation to the Shares in, from or otherwise involving the United Kingdom.
(d)    The Shares are not and will not be admitted to trading on a regulated market or primary MTF (as such terms are defined in the POATRs) in connection with the UK Offering nor is the UK Offering conditional on such an admission.
(e)    With respect to any UK Factsheet, and any other investor-facing materials prepared by or on behalf of the Company for use in connection with the UK Offering (excluding for the avoidance of doubt, the UK Disclosure Summary, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement and any other materials prepared or issued by the POP Operator or intermediaries participating in the UK Offering, collectively, “UK Retail Materials”):
(i)    the UK Retail Materials will comply in all material respects with all applicable UK Securities Laws; and
(ii)    all information provided by the Company for inclusion in the UK Retail Materials and to the POP Operator for inclusion in the UK Disclosure Summary, the UK Retail Offer Launch Announcement and the UK Retail Offer Results Announcement shall be true and accurate in all material respects and not misleading and shall be consistent in all material respects with the corresponding information contained in the U.S. Registration Statement and the U.S. Prospectus, to the extent covering the same subject matter.
(f)    A UK intermediaries handbook (the “Intermediaries Handbook”) has been prepared setting out the rules and guidelines governing the conduct of intermediaries participating in the UK Offering, including marketing and communications restrictions, financial promotion approval requirements, and procedures for the submission and allocation of applications. All information contained in the Intermediaries Handbook which has been provided by or on behalf of the Company is true and accurate in all material respects.
(g)    The UK Offering is being conducted in reliance on the exemption from the general prohibition on offers to the public in the United Kingdom set out in paragraph 13 of Schedule 1 to the POATRs (an offer of relevant securities that is made by means of a regulated platform). No prospectus has been or is required to be published in the United Kingdom in connection with the UK Offering, and all conditions necessary for the Company and (subject to the POP Operator not being in breach of the POP Agreement) the POP Operator to rely on such exemption have been or will be satisfied prior to the commencement of the UK Offering.
(h)    To the extent that any Directed Shares are offered to International Participants located or resident in the United Kingdom pursuant to the International Directed Share Program, such offer is and will be made in the United Kingdom only to: (1) existing or former directors or employees of the Company by the Company, or an affiliated undertaking of the Company, in each case in accordance with paragraph 11 of Part 1 of Schedule 1 to the POATRs, and/or (2) fewer than 150 persons (other than qualified investors) in accordance with paragraph 3 of Part 1 of Schedule 1 to the POATRs.
(i)    No prospectus has been or is required to be published in the United Kingdom in connection with the International Directed Share Program, and all conditions necessary for the Company and the Underwriters (as applicable) to rely on the exemption in paragraph 11 of Part 1 of Schedule 1 to the POATRs have been or will be satisfied prior to the commencement of the International Directed Share Program in the United Kingdom.
(j)    The POP Agreement has been duly authorised, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganisation, moratorium or other laws affecting creditors’ rights generally and to general principles of equity), and the Company has complied in all material respects with all of its obligations thereunder.
(k)    For so long as the Firm Shares and Additional Shares are not registered in a register kept in the United Kingdom and/or are not paired with shares issued by a body corporate incorporated in the United Kingdom, no stamp duty or stamp duty reserve tax is required by law to be paid by or on behalf of the Underwriters or the POP Operator in the United Kingdom in connection with (i) the issuance by the Company of the Firm Shares and Additional Shares to or for the respective accounts of the Underwriters, or (ii) the transfer of the Firm Shares and the Additional Shares by the Underwriters to the initial purchasers thereof.
(l)    None of the Shares are registered on a register kept in the United Kingdom and are not paired with shares issued by a body corporate incorporated in the United Kingdom.
(m)    The DIs satisfy the requirements of the Stamp Duty Reserve Tax (UK Depositary Interests in Foreign Securities) Regulations 1999 (as amended from time to time) such that, for so long as these requirements are met, any issuance or transfer of the DIs is not subject to UK stamp duty reserve tax.
(n)    Except as described in the U.S. Prospectus, dividends and other distributions declared and payable on the Shares will not be subject to withholding taxes under the laws of the United Kingdom.
(o)    Neither the Company nor any of its subsidiaries has, directly or through any person acting on its or their behalf (other than the Underwriters and their affiliates, and the POP Operator and its affiliates, in each case as to whom no representation or warranty is made), taken or caused to be taken, directly or indirectly, any action in connection with the UK Offering which is designed to or which has constituted a violation of UK Securities Laws.
(p)    In relation to the UK Offering, subject to compliance by Cede & Co., the DI Custodian and the Depositary (each as defined below) with their respective contractual obligations, certain of the Shares will be delivered to Cede & Co. (in its capacity as nominee for the Depository Trust and Clearing Corporation (“DTC”)) and book-entry interests (representing the Shares) created by DTC will be delivered through the systems of DTC (“DTC Book-Entry Interests”) and transferred into the participant account of Computershare Trust Company, N.A. (the “DI Custodian”), acting in its capacity as custodian of the DTC Book-Entry Interests underlying the DIs issued or to be issued by Computershare Investor Services PLC (the “Depositary”), in accordance with the rules, as in force from time to time, within the meaning of the CREST regulations (the “CREST Rules”), with such DIs eligible for settlement within the facilities administered by the CREST paperless settlement system administered by Euroclear. For the purposes of this Schedule IX, “CREST” means the relevant system (as defined in the CREST Rules) in respect of which Euroclear is the Operator (as defined in the CREST Rules).
2.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters solely with respect to the UK Offering are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    the UK Time of Sale Documents shall have been published and made available to UK investors on the POP Operator’s platform;
(ii)    no order, direction or similar action by the FCA or any other UK governmental or regulatory authority having jurisdiction over the Company or the UK Offering suspending or restricting the UK Offering, or any part thereof, shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened in writing by any such authority;
(iii)    the DIs having been admitted as participating securities (as defined in the Uncertificated Securities Regulations 2001, as amended (the “CREST Regulations”)) within CREST and enabled for settlement within the facilities administered by the CREST paperless settlement system administered by Euroclear UK & International Limited (“Euroclear”) on or prior to the Closing Date;
(iv)    the POP Operator shall not have notified the Company (or, to the Company’s knowledge, determined) that it is no longer appropriate for it to act as POP Operator in respect of the UK Offering or that it intends to cease facilitating the UK Offering for any reason, or that the FCA has otherwise made or could reasonably be expected to make any similar determination; and
(v)    the depositary agreement between the Company and the Depositary for the provision of depositary and custody services by the Depositary in connection with the UK Offering (the “Depositary Agreement”) remaining in full force and effect and not having been amended or breached, and the Depositary having entered into a deed poll in order to constitute the DIs, and such deed poll remaining in full force and effect and not having been amended or breached.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 2(a)(i) through (v) of this Schedule IX above and to the effect that the representations and warranties of the Company contained in this Schedule IX are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Schedule IX on or before the Closing Date (which certificate may be combined with the certificate delivered pursuant to Section 5(b) of this Agreement).
(c)    The Underwriters shall have received on the Closing Date an opinion relating to the UK Offering of Latham & Watkins (London) LLP, English counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(d)    The Underwriters shall have received on the Closing Date an opinion relating to the UK Offering of Gibson, Dunn & Crutcher UK LLP, English counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(e)    The Company shall have procured and delivered to the Underwriters written confirmation from the POP Operator that (i) it has completed its assessment of the Company and the UK Offering under COBS 23.5 of the FCA Handbook, (ii) the UK Disclosure Summary and the UK Factsheet (if used as part of the UK Offering) have been finalised in a form reasonably satisfactory to the POP Operator; and (iii) the POP Operator (or another person authorized under FSMA) has approved the UK Disclosure Summary, the U.S. Preliminary Prospectus and the UK Factsheet (if used as part of the UK Offering) as financial promotions for the purposes of section 21 of FSMA.
3.    Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    The Company will promptly notify the Representatives of (i) any communication received from the Financial Conduct Authority or any other UK governmental or regulatory authority relating to the UK Offering or any materials used in connection therewith and (ii) the issuance by the FCA or any other UK governmental or regulatory authority of any order or direction preventing, suspending or restricting the conduct of the UK Offering (or any part thereof), the use or distribution of any UK Retail Materials, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement or the UK Disclosure Summary, or the operation of the POP Operator’s platform in connection with the

UK Offering, or the initiation or, to the Company’s knowledge, threat of any proceeding for that purpose, and will provide the Representatives with copies of any such written communication and a written summary of any such oral communication.
(b)    Prior to the commencement of the UK Offering, the Company shall (i) deliver to the Representatives and the POP Operator the UK Factsheet (if any) and the U.S. Preliminary Prospectus, and (ii) provide to the POP Operator all information reasonably requested by the POP Operator for the preparation of the UK Disclosure Summary in accordance with COBS 23.6 of the FCA Handbook. The Company shall ensure that each of the UK Factsheet (if any), the UK Retail Offer Launch Announcement, the U.S. Preliminary Prospectus and the UK Disclosure Summary is approved as a financial promotion for the purposes of section 21 of FSMA by the POP Operator or another person authorized under FSMA, in each case prior to distribution to any investor.
(c)    Promptly following the execution and delivery of this Agreement, the Company shall notify the POP Operator of the final Public Offering Price and the number of Shares allocated to the UK Offering and the POP Operator shall make available such pricing information to UK investors through the UK Retail Offer Results Announcement (or through other means as agreed between the POP Operator and the Company) in a timely manner.
(d)    If, at any time prior to the completion of the UK Offering (the “UK Amendment Period”) the Company becomes aware that any significant new factor, material mistake or material inaccuracy has arisen or been identified in respect of the information contained in the UK Retail Materials, the UK Retail Offer Launch Announcement or the UK Disclosure Summary which could affect the assessment of the Shares (a “UK Amendment Event”), the Company shall (x) promptly notify the Representatives thereof, and (y) after consultation with the Representatives and the POP Operator, promptly prepare and furnish, at its own expense, to the Representatives and the POP Operator such amendments or supplements to the UK Retail Materials (if any) as may be necessary to disclose such factor, or correct such mistake or inaccuracy, and shall request the POP Operator to revise the UK Disclosure Summary as it considers necessary to disclose such factor or correct such mistake or inaccuracy and to ensure that any revised UK Disclosure Summary or UK Factsheet is approved as a financial promotion by the POP Operator or another person authorized under FSMA before distribution. In the event of any inconsistency between this Section 3(d) of this Schedule IX and the terms of the POP Agreement and/or the Protocol for Determining Supplementary Disclosure and Retail Investor Withdrawal Rights (the “Protocol”) agreed between, among others, the Company, Marex Financial and the Underwriters, the provisions of the POP Agreement and/or the Protocol (as applicable) shall prevail.
(e)    The Company shall, until the end of the UK Amendment Period, promptly take all necessary steps to ensure that the UK Retail Materials remain accurate in all material respects and not misleading, and shall procure that no UK Retail Materials are distributed to investors other than in a form that has been approved by the Representatives (such approval not to be unreasonably withheld or delayed) and, to the extent required, approved as a financial promotion. The representations and warranties pursuant to Section 1 of this Schedule IX relating to the UK Retail Materials, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement and the UK Disclosure Summary shall also be applicable to the UK Retail Materials, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement and the UK Disclosure Summary in their amended or supplemented form.
(f)    The Company shall procure that it provides to the POP Operator all information reasonably requested by the POP Operator in connection with the POP Operator’s due diligence obligations under COBS 23 and the POATRs, and shall ensure that such information is true and accurate in all material respects as at the date it is provided.
(g)    The Company will prepare and make available the statement required to be made available to existing or former employees or directors of the Company in connection with the offering of any Directed Shares in the United Kingdom as part of the International Directed Share Program pursuant to paragraph 11(1)(b) of Part 1 of Schedule 1 to the POATRs in accordance with the requirements of the POATRs.
(h)    Without prejudice to Section 7 of this Schedule IX, the Company shall bear or pay (or, in respect of any duty or tax for which the Underwriters are initially liable, will promptly reimburse to the Underwriters), in respect of the Shares, (i) any duties or taxes in the United Kingdom in connection with the issue, sale, distribution and delivery of the Shares and the execution, delivery and performance of this Agreement, and (ii) any tax (other than UK VAT to the extent covered by Section 9 of this Schedule IX) and any withholding tax payable in the United Kingdom in connection with the commissions, costs, expenses and other amounts payable or allowable by the Underwriters in connection with the transactions contemplated by this Agreement, excluding, for the avoidance of doubt, in both cases taxes which are imposed in respect of any income or net capital gains earned by the Underwriters in connection with the transactions contemplated by this Agreement.
(i)    The Company shall apply to Euroclear for the DIs to be admitted and enabled as a participating security (as defined in the CREST Regulations) in CREST and shall use its reasonable endeavors to ensure the admission and enablement of the DIs as a participating security in CREST prior to the Closing Date.

4.    Indemnity and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim), in each case including any irrecoverable UK VAT (as defined below), if applicable, arising out of or are based on (i) any breach or alleged breach by the Company of its representations, warranties, obligations or covenants contained in this Schedule IX, (ii) any statement in any UK Retail Materials (including, for the avoidance of doubt, the UK Disclosure Summary, the UK Retail Offer Launch Announcement and the UK Retail Offer Results Announcement), any amendment or supplement thereto, or any other document or communication used in connection with the UK Offering by the Company and/or the POP Operator (including any information provided by the Company for inclusion in any of the foregoing) being (or being alleged to be) untrue or inaccurate in any material respect or misleading (including, for the avoidance of doubt, by omission), (iii) the carrying out by an Underwriter of any of its obligations or services under or in connection with the UK Offering in compliance with the terms of this Agreement and applicable law and regulations, or (iv) any breach by the Company and/or the POP Operator of any of the terms of the POP Agreement (including any representation or warranty contained therein), and any acts, omissions, defaults or breaches of the POP Operator or any intermediary participating in the UK Offering in connection with the UK Offering (including, without limitation, any failure by the POP Operator or any such intermediary to comply with UK Securities Laws), except, in the case of clause (ii) only, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the U.S. Prospectus; the information contained in the eighth paragraph under the caption “Underwriting” in the U.S. Prospectus; and the information contained in the first sentence of the twentieth paragraph under the caption “Underwriting” in the U.S. Prospectus, and except, in the case of clause (iii) insofar as such losses, claims, damages or liabilities are finally judicially determined to arise out of or to be based upon the gross negligence, willful default or bad faith, in each case by an Underwriter or any of its connected persons who are indemnified pursuant to this paragraph (a). For the avoidance of doubt, this indemnity shall not apply to any taxes which are or may be imposed in respect of any net income or capital gains earned by the Underwriters in connection with the transactions contemplated by this Agreement.
(b)    If the Company becomes aware of any Claim in respect of this Schedule IX or the UK Offering which may be relevant for the purpose of this

Section 4 of this Schedule IX, or any matter in respect of this Schedule IX or the UK Offering which may reasonably be expected to give rise to such a Claim, it shall as soon as reasonably practicable notify the Underwriters thereof and provide the Underwriters with such information and copies of such documents relating to the Claim as the Underwriters may reasonably request.
(c)    Subject to the requirements of the relevant Indemnified Person’s insurers, if any Underwriter becomes aware of any Claim against it in respect of this Schedule IX or the UK Offering which may be relevant for the purpose of this Section 4 of this Schedule IX, or any matter in respect of this Schedule IX or the UK Offering which may give rise to such a Claim, it shall as soon as reasonably practicable notify the Company thereof, provided that nothing in this Agreement shall impose on any Underwriter or its Indemnified Persons any obligation to: (i) notify the Company of any Claim or provide the Company with any information or documents where the relevant Underwriter or any of its Indemnified Persons has been advised by legal counsel that it would be materially prejudicial to it or any other Indemnified Person or give rise to a breach of any obligation owed to a third party; or (ii) provide the Company with any information or documents where to do so would be in breach of any obligation of confidentiality or restrictions imposed by any regulator or insurer or cause the waiver of legal privilege. Any failure to make a notification under this Section 4(c) of this Schedule IX shall not relieve the Company from any liability or obligation under this Agreement, save to the extent it is materially prejudiced thereby.
(d)    Subject to Section 4(f) of this Schedule IX, each Underwriter has the right to select legal advisers for its Indemnified Persons in relation to any Claim in respect of this Schedule IX or the UK Offering.
(e)    The Company shall not be liable under this Schedule IX for any settlement or compromise of or consent to the entry of any judgment with respect to any action relevant for the purposes of this Schedule IX (an “Action”) effected by an Indemnified Person without the Company’s written consent (with such consent not to be unreasonably withheld or delayed), but if settled or compromised with such consent or if there is a judgment for the claimant, the Company agrees that its obligation to indemnify under this Schedule IX shall extend to the amount of any loss or liability by reason of such settlement, compromise or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person has requested the Company to reimburse such Indemnified Person for the fees and expenses of its legal adviser payable pursuant to this Schedule IX, the Company agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any Action effected without its prior written consent in circumstances where: (i) such settlement, compromise or consent is entered into more than 60 days after the request for reimbursement was notified to the Company; (ii) the Company has received notice of the terms of such settlement, compromise or consent at least 60 days prior to such settlement, compromise or consent being entered into; and

(iii) the Company has not reimbursed such Indemnified Party in accordance with such request and this Schedule IX prior to the date of such settlement, compromise or consent. If and to the extent reasonably practicable, the relevant Underwriter shall, where the Company has not assumed conduct of the Claim pursuant to Section 4(f) of this Schedule IX, consult with the Company as to the conduct of any such action and keep the Company informed in relation to any such matter, subject to:
(i)    the relevant Indemnified Person being indemnified and secured to its reasonable satisfaction against any additional or increased cost, claim or expense which it might suffer or incur as a result of doing so;
(ii)    any cover under any applicable insurance policy of the Indemnified Person in respect of the relevant Claim not being rendered void or made otherwise unavailable and any other requirements of the relevant Indemnified Person’s insurers; and
(iii)    the relevant Indemnified Person not having to do anything which would, in its sole opinion acting in good faith, damage its reputation or give rise to a breach of applicable law or regulations by the Indemnified Person.
(f)    In respect of any Claim brought or threatened in writing against any Indemnified Person in respect of this Schedule IX or the UK Offering and in respect of which such Indemnified Person may seek indemnification under this Section 4 of this Schedule IX, subject to:
(i)    the relevant Indemnified Person being fully and effectively indemnified and secured to its reasonable satisfaction against any additional or increased cost, claim or expense which it might suffer or incur as a result of doing so;
(ii)    any cover under any applicable insurance policy of the Indemnified Person in respect of the relevant Claim not being rendered void or made otherwise unavailable and any other requirements of the relevant Indemnified Person’s insurers; and
(iii)    the relevant Indemnified Person not having to do anything which would, in its sole opinion acting in good faith, damage its reputation or give rise to a breach of applicable law or regulations by the Indemnified Person, the Company shall be entitled to assume conduct of the defence of the Claim with legal advisers proposed by the Company and approved by the Underwriters (such approval not to be unreasonably withheld or delayed) and shall thereafter, as far as reasonably practicable, consult with and have regard to the reasonable requests of the Indemnified Person regarding the Company’s conduct of the Claim and provide the Indemnified Person with such information and copies of such documents relating to the Claim as the Indemnified Person may reasonably request.
(g)    Notwithstanding the election (where available) by the Company to assume the defence of any Claim in respect of this Schedule IX or the UK Offering pursuant to Section 4(f) of this Schedule IX, the relevant Indemnified Person may employ separate legal advisers (including local counsel) and assume conduct of any relevant part of the defence of any Claim itself and the Company shall bear the fees and expenses of such separate legal advisers, if:
(i)    the Company has failed to assume conduct of such Claim in a reasonably timely manner; or
(ii)    the actual or potential defendants in, or targets of, any such action include both the relevant Indemnified Person and the Company and, in the good faith opinion of the relevant Indemnified Person, there may be legal defences available to it which are different from or additional to those available to the Company and the use of legal advisers chosen by the Company would prevent such legal advisers with an actual or potential conflict of interest; or
(iii)    the continued use of the legal advisers chosen by the Company to represent the Indemnified Person would in the good faith opinion of the Indemnified Person present such legal advisers with an actual or potential conflict of interest; or
(iv)    the Company has not employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such Claim; or
(v)    the Indemnified Person has confirmed in writing that their rights under their policies of insurance may reasonably be prejudiced; or
(vi)    the action relates to an investigation by any governmental or regulatory agency or body with jurisdiction over the business and/or activities of the Underwriters; or
(vii)    the Company has authorised the Indemnified Person to employ separate counsel, and in any such circumstances, the Company shall take all such reasonable actions as may be requested by the relevant Indemnified Person to ensure that the relevant Indemnified Person has conduct of the Claim (or any particular element thereof as notified by such Indemnified Person to the Company) passed to it.
(h)    The Company shall not, and shall procure that each of its affiliates will not, without the prior written consent of the relevant Indemnified Persons,

admit any liability in respect of, settle, compromise, consent to the entry of any judgment in respect of, or otherwise seek to terminate, any pending or threatened Claim in respect of this Schedule IX or the UK Offering and in respect of which indemnification may be sought under this Section 4 of this Schedule IX (whether or not an Indemnified Person is an actual or potential party to such Claim) unless such settlement, compromise or consent:
(i)    includes an express, complete and unconditional release of the Underwriters and the other Indemnified Persons from all losses, damages, costs and expenses, liabilities or claims arising out of such Claim; and
(ii)    does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any of the Underwriters or any other Indemnified Person.
(i)    In the absence of a conflict of interest, notwithstanding anything else in this Schedule IX, in no event shall the Company be liable for the fees and expenses of more than one legal adviser, separate from its own legal counsel, for all Indemnified Persons in connection with any one action or separate but related actions in the same jurisdiction arising out of the same or similar allegations or circumstances.
(j)    The Company expressly acknowledges that the foregoing indemnity shall not be affected by (i) the fact that the Underwriters have assisted or will assist in the review of the UK Retail Materials, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement, the UK Disclosure Summary or any other documents used in connection with the UK Offering, or have consented to the issue and distribution thereof, or (ii) any investigation (or any statement as to the results of any investigation) made by, or on behalf of, any Underwriter or any other indemnified person.
(k)    Section 8(d) of this Agreement shall apply to Section 4 of this Schedule IX mutatis mutandis; provided that any reference therein to Section 8(a) of this Agreement shall be deemed a reference to Section 4(a) of this Schedule IX and any references to Section 8(b) of this Agreement shall be deemed deleted and provided that this Section 4(k) of this Schedule IX shall not apply in circumstances where the indemnification provided for in Section 4(a) of this Schedule IX is unavailable or insufficient due to the exceptions or exclusions in this Section 4 of this Schedule IX.
(l)    The indemnity and contribution provisions contained in Section 4 of this Schedule IX and the representations, warranties and other statements of the Company contained in this Schedule IX shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter or their respective directors and officers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
(m)    For the avoidance of doubt, any losses, claims, damages and liabilities that are subject to indemnification pursuant to this Section 4 of this Schedule IX (or would be so subject save for exceptions or exclusions in this Section 4 of this Schedule IX), shall not be the subject of indemnification pursuant to Section 8 of this Agreement; provided, however, that where any loss, claim, damage, or liability gives rise to indemnification obligations independently under both this Section 4 of this Schedule IX and Section 8 of this Agreement, the applicable indemnified party may seek indemnification under either or both Sections, but shall not be entitled to recover the same loss, claim, damage, or liability more than once.
(n)    For the purposes of this Section 4 of this Schedule IX:
(i)    “Indemnified Person” means:
(A)    each Underwriter and each person, if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act);
(B)    each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act; and
(C)    each of such persons’ respective employees and agents; and
(ii)    “Claims” means any and all claims, actions, liabilities, demands, proceedings, investigations, judgments or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, pending, alleged, actual, potential, asserted, established or instituted against any Indemnified Person including without limitation by any governmental agency.
5.    Limitation of Liability. Notwithstanding any other provision of this Agreement, the Underwriters shall not be liable to the Company or any other person for any losses, claims, damages, liabilities, costs or expenses arising from or in connection with:
(a)    any acts, omissions, defaults or breaches of the POP Operator;
(b)    the conduct of the UK Offering by the POP Operator, including any offers to or communications with retail investors;
(c)    any UK Retail Materials, the UK Retail Offer Launch Announcement, the UK Retail Offer Results Announcement, the UK Disclosure

Summary or other documents or communications prepared, approved or distributed by or on behalf of the POP Operator;
(d)    any claims by retail investors in connection with the UK Offering;
(e)    any failure by the POP Operator to comply with UK Securities Laws; or
(f)    any termination or non-completion of the POP Agreement or the UK Offering.
6.    Coordination with POP Documentation.
(a)    The parties acknowledge that detailed provisions governing the conduct of the UK Offering will be set out in the POP Agreement between the Company and the POP Operator.
(b)    The Company shall not amend, supplement, waive or terminate any provision of the POP Agreement, or grant any consent thereunder, in each case to the extent that such action would or could reasonably be expected to adversely affect the rights or interests of the Underwriters, without the Representatives’ prior written consent.
7.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company as follows:
(a)    Such Underwriter and its affiliates have not made and will not make an offer of the Shares to the public in the United Kingdom within the meaning of regulation 12 of the POATRs unless the offer is of a kind specified in Part 1 of Schedule 1 of the POATRs (other than paragraph 6) or the offer is of a kind that consists entirely of a combination of two or more of the kinds of offer specified in Part 1 of Schedule 1 of the POATRs (other than paragraph 6).
(b)    Such Underwriter and its affiliates have only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the issue or sale of the Shares in circumstances in which section 21(1) of FSMA does not apply to the Company.
(c)    Such Underwriter and its affiliates have complied and will comply with all applicable provisions of FSMA with respect to anything done by any of them in relation to the Shares in, from or otherwise involving the United Kingdom.
(d)    In relation to jurisdictions other than the United Kingdom in which such Underwriter or its affiliates has been or will be soliciting investors or offering Shares, such Underwriter and its affiliates have complied and will comply with such requirements, practices and guidelines as are customarily complied with as a matter of best practice by an international investment bank soliciting investors or undertaking an offering of securities in a similar context to the offering contemplated by this Agreement.
(e)    The Underwriters confirm that no stabilization transactions as set forth in the U.S. Time of Sale Prospectus and the U.S. Prospectus under the caption “Underwriting” will be carried out on a “trading venue” (as defined in the FCA Handbook) in the United Kingdom.
8.    Termination. The Underwriters may terminate this Agreement solely with respect of the UK Offering by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) a material disruption in securities settlement, payment or clearance services in the United Kingdom shall have occurred, (ii) any moratorium on commercial banking activities shall have occurred in London, or (iii) a material adverse change in national or international financial, political, or economic conditions or currency exchange rates or currency controls which has a material adverse impact on the financial markets in the United Kingdom shall have occurred. For the avoidance of doubt, any termination of this Agreement with respect to the UK Offering shall have no impact on the offering of Shares otherwise or the Underwriters’ obligations under this Agreement.
9.    UK VAT. All commissions, reimbursement of costs and expenses and other sums payable under this Agreement to any Underwriter in connection with the UK Offering are subject to the addition of any applicable United Kingdom value added tax or any similar taxes (“UK VAT”). If UK VAT is or becomes chargeable in respect of any such amount, the Company shall pay to the relevant Underwriter (in addition to and in the same manner and time as payment of the relevant amount) such amount as equals any UK VAT properly payable (other than any VAT payable by the Company under the reverse charge mechanism) thereon (provided that the relevant Underwriter provides the Company with a valid VAT invoice in respect of such UK VAT).
10.    Marex Fee Letter. Notwithstanding any other provision of this Agreement, each Underwriter’s liability to pay fees, commissions and expenses under the fee side letter dated 4 June 2026 entered into between the Company, the POP Operator and Goldman Sachs (acting on its own behalf and on behalf of the other Underwriters) shall be limited to its pro rata share thereof, calculated by reference to the respective underwriting quotas of the Underwriters set forth in Schedule I to this Agreement.

EXHIBIT A
FORM OF LOCK-UP AGREEMENTS
Space Exploration Technologies Corp.
Lock-Up Agreement
[•], 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017

Re:	Space Exploration Technologies Corp. - Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Space Exploration Technologies Corp., a Texas corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the “Lock-Up Period”) beginning from the date of this agreement (this “Lock-Up Agreement”) and ending [immediately after the close of the Trading Day on the [180]1[366]2th day after the date of the final prospectus relating to the Public Offering (the “Prospectus,” the date of such Prospectus, the “Public Offering Date,” and the [180][366]th day after the Public Offering Date, the “[180][366]th Day”) or, if the [180][366]th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the [180][366]th Day][at the beginning of the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the quarter ended June 30, 2027]3, the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of (directly or indirectly) any shares of Common Stock (as defined below), or any options, rights or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such shares of Common Stock, options, rights, warrants or other securities, collectively, the “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party
1 To be used if the signatory is agreeing to the regular lock-up.
2 To be used if the signatory is agreeing to the founder lock-up.
3 To be used if the signatory is agreeing to the extended lock-up.

to any agreement or arrangement that provides for, is designed to, or which reasonably could be expected to result in, any Transfer during the Lock-Up Period.
For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other shares of Class A Common Stock the undersigned may purchase in the Public Offering. For purposes of this Lock-Up Agreement, (i) “Common Stock” shall refer to, collectively, Class A Common Stock, Class B common stock, par value $0.001 per share, and Class C common stock, par value $0.001 per share, of the Company, (ii) “Nasdaq” shall refer to the Nasdaq Stock Market LLC, (iii) “Nasdaq Texas” shall refer to Nasdaq Texas, Inc., (iv) the “Trading Day” shall refer to a day on which Nasdaq or Nasdaq Texas is open for the buying and selling of securities[, (v) the “Prospectus” shall refer to the final prospectus relating to the Public Offering, (vi) the “Public Offering Date” shall refer to the date of the Prospectus, (vii)]4[ and (v)]5 the “Public Offering Date Shares” shall refer to the total number of shares of Common Stock comprising or underlying (as applicable) the outstanding Lock-Up Securities held, as of the Public Offering Date, by the undersigned[, (viii) the “Non-Extended Public Offering Date Shares” shall refer to 25% of all Public Offering Date Shares held by the undersigned as of the Public Offering Date, and (ix) the “Extended Public Offering Date Shares” shall refer to the remaining 75% of all Public Offering Date Shares held by the undersigned as of the Public Offering Date]6.
Notwithstanding the foregoing, the undersigned may:
(a)Transfer the undersigned’s Lock-Up Securities
i.as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, including without limitation to charitable organizations or educational institutions,
ii.upon death by will, testamentary document or intestate succession,
iii.if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), to other dependents or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor, trustee or beneficiary of the trust or the estate of a trustor, trustee or beneficiary of such trust,
4 To be used if signatory is agreeing to the extended lock-up.
5 To be used if the signatory is agreeing to the regular lock-up.
6 To be used if the signatory is agreeing to the extended lock-up.

iv.to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
v.to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above,
vi.if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlling, controlled by, managing or managed by, advises or is advised by, sub-advises or is sub-advised by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or other disposition by the undersigned to its stockholders, current or former partners (general or limited), members, managers, beneficiaries or other equityholders of the undersigned or its affiliates (including a fund managed by the same manager, managing member, general partner or management company or by an entity controlling, controlled by, or under common control with such manager, managing member, general partner or management company as the undersigned or who shares a common investment sponsor, advisor or sub-advisor with the undersigned) or to the estate of any such stockholders, partners, members, manager, beneficiaries or other equityholders,
vii.by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or regulatory agency (for purposes of this lock-up agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body or any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction),
viii.to the Company from an employee or service provider of the Company or any of the Company’s subsidiaries upon death, disability or termination (including voluntary resignation) of employment, in each case, of such employee or service provider,
ix.if the undersigned is not an officer or director of the Company or a stockholder holding 10% or more of Common Stock, in connection with a Transfer of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the pricing date of the Public Offering,
x.to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants, exchange, conversion or other rights to purchase or otherwise acquire shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise, settlement or similar procedure) that are vested, vest or are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the purpose of satisfying any tax obligations (including withholdings and estimated taxes) or remittance payments due as a result of the grant, vesting, settlement or exercise of such restricted stock units, options, warrants, exchange, conversion or other rights, or in connection with the conversion of convertible securities, in all such cases of this clause (x) pursuant to equity awards granted under a stock incentive plan, long-term incentive plan or other equity award plan or arrangement, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received by the undersigned upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement,
xi.in “sell to cover” or similar open market transactions to satisfy any exercise price or tax withholding obligations as a result of the exercise, vesting and/or settlement of Company equity awards (including options and restricted stock units) held by the undersigned and issued pursuant to a stock incentive plan, long-term incentive plan or other equity award plan or arrangement, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that, any shares of Common Stock retained by the undersigned after giving effect to this provision shall be subject to the terms of this Lock-Up Agreement,
xii.to the Company or any of the Company’s subsidiaries pursuant to an agreement under which the Company or any such subsidiary has the option to repurchase shares or a right of first refusal with respect to transfer of such shares,
xiii.to the Company or any of the Company’s subsidiaries pursuant to an agreement under which the holder of shares or other securities convertible into or exercisable for shares has the option to require the Company or such subsidiary to repurchase such shares or other securities convertible into or exercisable for shares,

xiv.to the Company in connection with a tender offer by the Company for outstanding equity securities of the Company or other repurchase transaction by the Company that is approved by the Board of Directors of the Company, or
xv.to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to a lending or similar financing arrangement effective on the date hereof between such third party (or its affiliates or designees) and the undersigned and/or its affiliates, or otherwise in connection with any action by the undersigned and/or its affiliates to permit such pledgee to enforce its security interest under such arrangement by selling, transferring, appropriating or otherwise disposing of the Lock-Up Securities, or
xvi.with the prior written consent of Goldman Sachs & Co. LLC (the “Releasing Representative”) on behalf of the Underwriters;
provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi), (vii) and (xv) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement for the balance of the Lock-Up Period, (C) in the case of clauses (a)(ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv) and (xv) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made in connection with such transfer or distribution, and if any such filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be legally required in connection with such transfer or distribution during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;
(b)enter into or amend a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the Transfer of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be Transferred until after the expiration of the Lock-Up Period, other than as permitted by this Lock-Up Agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the undersigned, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that that none of the securities subject to such plan may be Transferred pursuant to such plan until after the expiration of the Lock-Up Period;
(c)(i) Transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the Transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such Transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) and (ii) enter into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock in connection with a transaction described in clause (i) above; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement;
(d)Transfer the undersigned’s Lock-Up Securities to the Company in connection with (i) the conversion of the outstanding preferred stock of the Company into shares of Common Stock in connection with the consummation of the Public Offering, or (ii) the conversion, reclassification, redemption, exchange of any shares of any class of Common Stock or Lock-Up Securities into shares of another class of Common Stock or Lock-Up Securities, provided that any such shares of Common Stock or Lock-Up Securities received upon such conversion, reclassification, redemption or exchange pursuant to clause (i) or (ii) shall be subject to the terms of this Lock-Up Agreement; and
(e)exercise any option to purchase any Lock-Up Securities pursuant to any stock incentive plan, long-term incentive plan, stock purchase plan or other equity award plan or arrangement of the Company or any of its subsidiaries, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, on a cash basis, and the receipt by the undersigned from the Company of Lock-Up Securities upon such exercise, provided that the underlying Lock-Up Securities shall be subject to the terms of this Lock-Up Agreement.
Furthermore, notwithstanding the foregoing:

(a)on or after the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the quarter ended June 30, 2026 (such date, the “First Earnings Release Date”), the undersigned may Transfer up to 20% of the [Public Offering Date Shares]7 [Non-Extended Public Offering Date Shares]8;
(b)if the reported closing price of Class A Common Stock on Nasdaq is at least 30% greater than the initial public offering price per share set forth on the cover page of the Prospectus for at least five of the ten consecutive Trading Days ending on, and including, the First Earnings Release Date, on or after the second full Trading Day immediately following the First Earnings Release Date, the undersigned may Transfer up to additional 10% of the [Public Offering Date Shares] [Non-Extended Public Offering Date Shares], provided, that the Company shall announce the impending release pursuant to this paragraph by press release through a major news service (or such other method approved by the Releasing Representative that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of such release;
(c)the undersigned may Transfer up to additional 7% of the [Public Offering Date Shares] [Non-Extended Public Offering Date Shares] on or after each of the dates that are 70 days, 90 days, 105 days, 120 days, and 135 days, respectively, after the Public Offering Date;
(d)on or after the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the quarter ended September 30, 2026, the undersigned may Transfer up to additional 28% of the [Public Offering Date Shares] [Non-Extended Public Offering Date Shares][; and][.]
(e)[on or after the date that is 180 days after the Public Offering Date, the undersigned may Transfer all remaining Non-Extended Public Offering Date Shares;
(f)on or after the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the quarter ended December 31, 2026, the undersigned may Transfer up to additional 20% of the Extended Public Offering Date Shares;
7 To be used if the signatory is agreeing to the regular lock-up.
8 To be used if the signatory is agreeing to the extended lock-up.

(g)on or after the date that is 280 days after the Public Offering Date, the undersigned may Transfer up to additional 10% of the Extended Public Offering Date Shares;
(h)on or after the second full Trading Day immediately following the Company’s public release of quarterly financial results (which for this purpose does not include “flash” numbers or preliminary, partial earnings) for the quarter ended March 31, 2027, the undersigned may Transfer up to additional 20% of the Extended Public Offering Date Shares;
(i)on or after the date that is 340 days after the Public Offering Date, the undersigned may Transfer up to additional 10% of the Extended Public Offering Date Shares; and
(j)on or after the date that is 366 days after the Public Offering Date, the undersigned may Transfer up to additional 20% of the Extended Public Offering Date Shares.]9
If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.
If the undersigned is an officer or director of the Company, (i) the Releasing Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, the Releasing Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Releasing Representative that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Releasing Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to
9 To be used if the signatory is agreeing to the extended lock-up.

the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.
The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any shares of Common Stock, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.
This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) June 30, 2026, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Very truly yours,

IF A NATURAL PERSON:		IF AN ENTITY:

By:
(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)
[Signature Page to Lock-Up Agreement]

EXHIBIT B
FORM OF WAIVER LOCK-UP
[•], 20[•]
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to [•] in connection with the offering by Space Exploration Technologies Corp. (the “Company”) of [•] shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company and the lock-up agreement dated [•], 2026 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20[•], with respect to [•] shares of Class A Common Stock (the “Shares”).
Goldman Sachs & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [•], 20[•]; provided, however, that such [waiver] [release] is conditioned on an announcement that complies with FINRA Rule 5131 at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Goldman Sachs & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:
cc: Company
B-1

FORM OF PUBLIC ANNOUNCEMENT
Space Exploration Technologies Corp.
[Date]
Space Exploration Technologies Corp. (the “Company”) announced today that Goldman Sachs & Co. LLC, the lock-up release agent in the Company’s recent public sale of [•] shares of its Class A common stock, is [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 20[•], and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
B-2

EXHIBIT C
EUROPEAN DISTRIBUTION SERVICES AGREEMENTS
C-1